                                                                    EXHIBIT 2.15

                                U.S. $360,000,000


                                CREDIT AGREEMENT


                         dated as of December 20, 2000,


                                      among

                          ROYAL CARIBBEAN CRUISES LTD.
                                as the Borrower,

                                       and

                         KREDITANSTALT FUR WIEDERAUFBAU
                          as the Administrative Agent,


                                       and

                                 COMMERZBANK AG
                      HAMBURGISCHE LANDESBANK-GIROZENTRALE
                         HYPOVEREINSBANK IRELAND, DUBLIN
                         KREDITANSTALT FUR WIEDERAUFBAU
                    LANDESBANK HESSEN-THURINGEN GIROZENTRALE
                          LANDESBANK SAAR GIROZENTRALE
                   LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE
                           NEDSHIP BANK (AMERICA) N.V.



                                   as Lenders


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                                TABLE OF CONTENTS
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                                                     ARTICLE I

                                         DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1.                  Defined Terms.......................................................................1
SECTION 1.2.                  Use of Defined Terms...............................................................10
SECTION 1.3.                  Cross-References...................................................................10
SECTION 1.4.                  Accounting and Financial Determinations............................................10

                                                    ARTICLE II

                                    COMMITMENTS, BORROWING PROCEDURES AND NOTES

SECTION 2.1.                  Commitments........................................................................10
SECTION 2.1.1.                Commitment of Each Lender..........................................................10
SECTION 2.1.2.                Lenders Not Permitted or Required To Make Loans Under Certain Circumstances........11
SECTION 2.1.3.                Defaulting Lenders.................................................................11
SECTION 2.2.                  Reduction of Commitment Amount.....................................................11
SECTION 2.2.1.                Optional...........................................................................11
SECTION 2.2.2.                Mandatory..........................................................................11
SECTION 2.3.                  Borrowing Procedure................................................................11
SECTION 2.4.                  Election of Interest Periods.......................................................12
SECTION 2.5.                  Funding............................................................................12
SECTION 2.6.                  Notes..............................................................................12
SECTION 2.7.                  Increase in Combined Commitments...................................................13


                                                    ARTICLE III

                                    REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1.                  Repayments and Prepayments.........................................................14
SECTION 3.2.                  Interest Provisions................................................................15
SECTION 3.2.1.                Payment of Interest................................................................15
SECTION 3.2.2                 Post-Maturity Rates................................................................16
SECTION 3.2.3                 Interest Rate Determination; Replacement Reference Banks...........................16
SECTION 3.3.                  Unused Fee.........................................................................16

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                                                    ARTICLE IV

                                      CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.1.                  LIBO Rate Lending Unlawful.........................................................16
SECTION 4.2.                  Deposits Unavailable...............................................................17
SECTION 4.3.                  Increased Loan Costs, etc..........................................................17
SECTION 4.4.                  Funding Losses.....................................................................19
SECTION 4.5.                  Increased Capital Costs............................................................19
SECTION 4.6.                  Taxes..............................................................................20
SECTION 4.7.                  Reserve Costs......................................................................21
SECTION 4.8.                  Replacement Lenders, etc...........................................................22
SECTION 4.9.                  Payments, Computations, etc........................................................22
SECTION 4.10.                 Sharing of Payments................................................................23
SECTION 4.11.                 Setoff.............................................................................23
SECTION 4.12.                 Use of Proceeds....................................................................24

                                                     ARTICLE V

                                              CONDITIONS TO BORROWING

SECTION 5.1.                  Initial Borrowing..................................................................24
SECTION 5.1.1.                Resolutions, etc...................................................................24
SECTION 5.1.2.                Ownership, etc. of Vessels.........................................................25
SECTION 5.1.3.                Opinions of Counsel................................................................25
SECTION 5.1.4.                Closing Fees, Expenses, etc........................................................25
SECTION 5.1.5.                No Material Adverse Change.........................................................25
SECTION 5.2.                  All Borrowings.....................................................................25
SECTION 5.2.1.                Compliance with Warranties, No Default, etc........................................25
SECTION 5.2.2.                Borrowing Request.................................................................26
SECTION 5.2.3.                Delivery of Notes..................................................................26

                                                    ARTICLE VI

                                          REPRESENTATIONS AND WARRANTIES

SECTION 6.1.                  Organization, etc..................................................................26
SECTION 6.2.                  Due Authorization, Non-Contravention, etc..........................................26
SECTION 6.3.                  Government Approval, Regulation, etc...............................................27
SECTION 6.4.                  Compliance with Environmental Laws.................................................27
SECTION 6.5.                  Validity, etc......................................................................27
SECTION 6.6.                  Financial Information..............................................................27
SECTION 6.7.                  No Defaults under Material Agreements..............................................27
SECTION 6.8.                  No Default, Event of Default or Prepayment Event...................................28
SECTION 6.9.                  Litigation.........................................................................28
SECTION 6.10.                 Vessels............................................................................28
SECTION 6.11.                 Subsidiaries.......................................................................28
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SECTION 6.12.                 Obligations rank pari passu........................................................28
SECTION 6.13.                 Withholding, etc...................................................................28
SECTION 6.14.                 No Filing, etc, Required...........................................................29
SECTION 6.15.                 No Immunity........................................................................29
SECTION 6.16.                 Pension Plans......................................................................29
SECTION 6.17.                 Investment Company Act.............................................................29
SECTION 6.18.                 Regulation U.......................................................................29
SECTION 6.19.                 Accuracy of Information............................................................29

                                                    ARTICLE VII

                                                     COVENANTS

SECTION 7.1.                  Affirmative Covenants..............................................................30
SECTION 7.1.1.                Financial Information, Reports, Notices, etc.......................................30
SECTION 7.1.2.                Approvals and Other Consents.......................................................31
SECTION 7.1.3.                Compliance with Laws, etc..........................................................31
SECTION 7.1.4.                Vessels............................................................................31
SECTION 7.1.5.                Insurance..........................................................................32
SECTION 7.1.6.                Books and Records..................................................................32
SECTION 7.2.                  Negative Covenants.................................................................32
SECTION 7.2.1.                Business Activities................................................................32
SECTION 7.2.2.                Indebtedness.......................................................................32
SECTION 7.2.3.                Liens..............................................................................33
SECTION 7.2.4.                Financial Condition................................................................34
SECTION 7.2.5.                Investments........................................................................35
SECTION 7.2.6.                Consolidation, Merger, etc.........................................................35
SECTION 7.2.7.                Asset Dispositions, etc............................................................35
SECTION 7.2.8.                Transactions with Affiliates.......................................................36

                                                   ARTICLE VIII

                                                 EVENTS OF DEFAULT

SECTION 8.1.                  Listing of Events of Default.......................................................36
SECTION 8.1.1.                Non-Payment of Obligations.........................................................36
SECTION 8.1.2.                Breach of Warranty.................................................................37
SECTION 8.1.3.                Non-Performance of Certain Covenants and Obligations...............................37
SECTION 8.1.4.                Default on Other Indebtedness......................................................37
SECTION 8.1.5.                Pension Plans......................................................................37
SECTION 8.1.6.                Bankruptcy, Insolvency, etc........................................................38
SECTION 8.1.7.                Ownership of Principal Subsidiaries................................................39
SECTION 8.2.                  Action if Bankruptcy...............................................................39
SECTION 8.3.                  Action if Other Event of Default...................................................39
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                                                    ARTICLE IX

                                                 PREPAYMENT EVENTS

SECTION 9.1.                  Listing of Prepayment Events.......................................................39
SECTION 9.1.1.                Chance in Ownership................................................................39
SECTION 9.1.2.                Change in Board....................................................................39
SECTION 9.1.3.                Unenforceability...................................................................40
SECTION 9.1.4.                Approvals..........................................................................40
SECTION 9.1.5.                Non-Performance of Certain Covenants and Obligations...............................40
SECTION 9.1.6.                Judgments..........................................................................40
SECTION 9.1.7.                Condemnation, etc..................................................................41
SECTION 9.1.8.                Arrest.............................................................................41
SECTION 9.2.                  Mandatory Prepayment...............................................................41

                                                     ARTICLE X

                                                     THE AGENT

SECTION 10.1.                 Actions............................................................................41
SECTION 10.2.                 Exculpation........................................................................42
SECTION 10.3.                 Successor..........................................................................42
SECTION 10.4.                 Loans by the Administrative Agent..................................................43
SECTION 10.5.                 Credit Decisions...................................................................43
SECTION 10.6.                 Copies, etc........................................................................43
SECTION 10.7.                 Agency Fee.........................................................................43

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

SECTION 11.1.                 Waivers, Amendments, etc...........................................................44
SECTION 11.2.                 Notices............................................................................44
SECTION 11.3.                 Payment of Costs and Expenses......................................................45
SECTION 11.4.                 Indemnification....................................................................45
SECTION 11.5.                 Survival...........................................................................46
SECTION 11.6.                 Severability.......................................................................46
SECTION 11.7.                 Headings...........................................................................46
SECTION 11.8.                 Execution in Counterparts, Effectiveness, etc......................................46
SECTION 11.9.                 Governing Law: Entire Agreement....................................................46
SECTION 11.10.                Successors and Assigns.............................................................46
SECTION 11.11.                Sale and Transfer of Loans and Note: Participations in Loans and Note..............47
SECTION 11.11.1.              Assignments........................................................................47
SECTION 11.11.2.              Participations.....................................................................48
SECTION 11.12.                Other Transactions.................................................................49
SECTION 11.13.                Forum Selection and Consent to Jurisdiction........................................49

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SECTION 11.14.                Process Agent......................................................................50
SECTION 11.15.                Waiver of Jury Trial...............................................................50

SCHEDULE I                     -    Disclosure Schedule
SCHEDULE II                    -    Unused Fee Schedule

EXHIBIT A                      -    Form of Note
EXHIBIT B                      -    Form of Borrowing Request
EXHIBIT C                      -    Form of Interest Period Notice
EXHIIBIT D-1                   -    Form of Opinion of Counsel to the Borrower
EXHIBIT D-2                    -    Form of Opinion of Liberian Counsel to the Borrower
EXHIBIT E                      -    Form of Opinion of Counsel to the Lenders
EXHIBIT F                      -    Form of Lender Assignment Agreement
EXHIBIT G                      -    Form of Added Lender Agreement


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




                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of December 20, 2000, is among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (the "BORROWER"), the various financial institutions as are or shall become parties hereto as Lenders (collectively, the "LENDERS") and KREDITANSTALT FUR WIEDERAUFBAU, who pursuant to Article X hereof acts as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders.

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a term loan facility in the principal amount of $360,000,000, the proceeds of which are to be used to finance capital expenditures associated with the Borrower's shipbuilding program including (inter alia) cruise ships to be constructed at Jos. L. Meyer GmbH & Co., Papenburg and for general corporate purposes of the Borrower and its Subsidiaries; and

         WHEREAS, the Lenders are willing to make such term loan facility available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

         "ADDED LENDER" is defined in SECTION 2.7.

         "ADMINISTRATIVE AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent, and as shall have accepted such appointment, pursuant to
SECTION 10.3.

         "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "APPLICABLE JURISDICTION" means the jurisdiction or jurisdictions under which the Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.

         "APPLICABLE MARGIN" means, as of any date, 1.00% per annum.

         "APPROVED APPRAISER" means any of the following: Barry Rogliano Salles, Paris, H Clarkson & Co. Ltd., London, R.S. Platou Shipbrokers, Norway, or Fearnley AS, Norway.

         "ASSIGNEE LENDER" is defined in SECTION 11.11.1.

         "AUTHORIZED OFFICER" means those officers of the Borrower authorized to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Administrative Agent by the Secretary or an Assistant Secretary of the Borrower.

         "BORROWER" is defined in the preamble.

         "BORROWING" means each advance of a Lender's Commitment pursuant to
ARTICLE II.

         "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT B hereto.

         "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Miami, New York City, London or Frankfurt.

         "CAPITALIZATION" means, as at any date, the sum of (a) Total Debt on such date, plus (b) Stockholders' Equity on such date.

         "CAPITALIZED LEASE LIABILITIES" means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "CLOSING DATE" means the Effective Date.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COMMITMENT" means, relative to any Lender, such Lender's obligation to make Loans pursuant to SECTION 2.1.1.

         "COMMITMENT AMOUNT" means, on any date, $360,000,000, as such amount shall be reduced from time to time pursuant to SECTION 2.2 or increased from time to time pursuant to SECTION 2.7.

         "COMMITMENT TERMINATION DATE" means the earliest of:

                  (a) 30 June 2001 regarding the Commitment Amount up to 50% of the Commitment Amount; 28 December 2001 regarding the Commitment Amount above 50% of the Commitment Amount;

                  (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to SECTIONS 2.2 AND 2.3; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in CLAUSE (B) or (C) ABOVE, the Commitments shall terminate automatically and without further action.

         "COMMITMENT TERMINATION EVENT" means:

                  (a) the occurrence of any Default described in CLAUSES (a) through (d) of SECTION 8.1.6; or

                  (b) the occurrence and continuance of any Event of Default (other than as described in CLAUSE (A) above) and the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated; or

                  (c) the occurrence and continuance of a Prepayment Event and the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 (b) or 414(c) of the Code or Section 4001 of ERISA.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

         "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.



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


         "DEFAULT RATE" means, with respect to any Loan, a rate per annum equal to the sum of (a) two percent (2%) plus (b) the LIBO Rate plus (c) the Applicable Margin or the maximum rate permitted by applicable law, if lower.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I.

         "DOLLAR" and the sign "$" mean lawful money of the United States.

         "EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 11.8.

         "ENVIRONMENTAL LAWS" means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "EVENT OF DEFAULT" is defined in SECTION 8.1.

         "EXISTING DEBT" means the obligations of the Borrower and its Subsidiaries, as amended from time to time, under (i) the Lease Agreement, with respect to the vessel LEGEND OF THE SEAS, dated March 3, 1993 between G.I.E. Cruise Vision One and the Borrower, (ii) the Lease Agreement, with respect to the vessel SPLENDOUR OF THE SEAS, dated March 3, 1993 between G.I.E. Cruise Vision Two and the Borrower, (iii) the Loan Facility Agreement with respect to the vessel CENTURY, dated November 29, 1993 between KfW and Blue Sapphire Marine Inc., (iv) the Loan Facility Agreement with respect to the vessel GALAXY, dated November 29, 1993 between KfW and Esker Marine Shipping Inc. and (v) the Loan Facility Agreement with respect to the vessel MERCURY, dated December 12, 1997 between KfW and Seabrook Maritime Inc.

         "EXISTING GROUP" means the following Persons: (a) A. Wilhelmsen AS, a Norwegian corporation ("WILHELMSEN"); (b) Cruise Associates, a Bahamian general partnership ("CRUISE"); and (c) any Affiliate of either or both of Wilhelmsen and Cruise.

         "EXISTING PRINCIPAL SUBSIDIARIES" means each Subsidiary of the Borrower that is a Principal Subsidiary on the date hereof."FISCAL QUARTER" means any quarter of a Fiscal Year.

         "FISCAL YEAR" means any annual fiscal reporting period of the Borrower.

         "FIXED CHARGE COVERAGE RATIO" means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

                  (a) net cash from operating activities (determined in accordance with GAAP) for such period, as shown in the Borrower's consolidated statement of cash flow for such period, TO

                  (b) the sum of:

                           (i) dividends actually paid by the Borrower during
                  such period (including, without limitation, dividends in respect of preferred stock of the Borrower); PLUS

                           (ii) scheduled payments of principal of all debt less
                  new financings (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities) of the Borrower and its Subsidiaries for such period.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in SECTION 1.4.

         "GOVERNMENT-RELATED OBLIGATIONS" means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.

         "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "INCREASED COMMITMENT DATE" is defined in SECTION 2.7.

         "INDEBTEDNESS" of any Person means, without duplication:

                  (a) indebtedness of such Person (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of moneys borrowed or raised, the advance or extension of credit (including interest and commitment or guarantee commission but not including arrangement or other fees and other charges on or in respect of any of the foregoing);

                  (b) the amount of any liability of such Person in respect of leases entered into for the purpose of raising or obtaining finance or in respect of the purchase price for assets or services payment of which is deferred for a period in excess of 180 days; and

                  (c) indebtedness of such Person (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of guarantees or letters of credit.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 11.4.

         "INDEMNIFIED PARTIES" is defined in SECTION 11.4.

         "INTEREST PAYMENT DATE" means any date on which interest is payable with respect to Loans pursuant to SECTION 3.2.1.

         "INTEREST PERIOD" means, relative to any Loan, the period beginning on (and including) the date on which such Loan is made or continued pursuant to
SECTION 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, three, six, or twelve months thereafter or longer (PROVIDED that any Interest Period longer than twelve months duration shall be subject to availability and the agreement of all the Lenders) or, if such month has no numerically corresponding day, on the last Business Day of such month, in either case as the Borrower may select in its relevant notice pursuant to
SECTION 2.3 or 2.4, provided that:

                  (a) the Borrower shall not be permitted (i) to select more than one LIBO Rate per Borrowing or (ii) to have more than four one-month Interest Periods with respect to the Loans relating to each Borrowing in any 12-month period (unless otherwise agreed by the Required Lenders);

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding the first Business Day of such calendar month); and

                  (c) no Interest Period may end later than the Stated Maturity Date in respect of the relevant Borrowing.

         "INTEREST PERIOD NOTICE" means a certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT C hereto.

         "INVESTMENT" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel, expense and similar advances to officers and employees made in the ordinary course of business); and

                  (b) any ownership or similar interest held by such Person in any other Person.

         "KFW" means Kreditanstalt fur Wiederaufbau.

         "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement substantially in the form of EXHIBIT E.

         "LENDERS" is defined in the PREAMBLE.

         "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as its Lending Office below its signature hereto or designated in a Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining Loans of such Lender hereunder.

         "LIBO RATE" means, for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBO Rate" shall mean, with respect to any Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%); PROVIDED that if no such offered quotation appears on Telerate Page 3750 or the Reuters Screen LIBO Page at the relevant time, the LIBO Rate shall be the rate per annum certified by the Administrative Agent to be the average of the rates quoted by the Reference Banks, as the rate at which each of the Reference Banks was (or would have been) offered deposits of Dollars by prime banks in the London interbank eurocurrency market in an amount approximately equal to the amount of the Loan for the relevant Borrowing and for a period approximately equal to such Interest Period. For the purpose of determining the Default Rate, the LIBO Rate shall be determined by reference to deposits on an overnight or call basis or for such other period or periods as the Administrative Agent may determine after consultation with the Lenders.

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "LOANS" is defined in SECTION 2.1.1.

         "LOAN DOCUMENT" means this Agreement and the Notes and any agreement executed by an Added Lender by which it becomes a party to this Agreement.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the financial condition of the Borrower or (b) the Borrower's ability to pay when due principal of or interest on the Loans or other amounts payable by the Borrower hereunder.

         "MATERIAL LITIGATION" is defined in SECTION 6.9.

         "NOTE" means a promissory note of the Borrower payable to any Lender, in the form of EXHIBIT A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans in respect of each Borrowing, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement and the Notes.

         "ORGANIC DOCUMENT" means, relative to the Borrower, its articles of incorporation and its by-laws.

         "PARTICIPANT" is defined in SECTION 11.11.2.

         "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "PERCENTAGE" means, relative to any Lender, the percentage set forth opposite its signature hereto or as set forth in the applicable Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lenders and delivered pursuant to SECTION 11.11.1 or otherwise by the Administrative Agent in accordance with the provisions of SECTION 2.7.

         "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PREPAYMENT EVENT" is defined in SECTION 9.1.

         "PRINCIPAL SUBSIDIARY" means any Subsidiary of the Borrower that owns a Vessel.

         "REFERENCE BANKS" means Citibank NA, Chase Manhattan Bank and Deutsche Bank AG and includes each replacement Reference Bank appointed by the Administrative Agent pursuant to Section 3.2.3.

         "REQUIRED LENDERS" means, at any time, Lenders that, in the aggregate, have more than 60% of the Commitments or, if the Commitments shall have terminated, Lenders that, in the aggregate, hold more than 60% of the aggregate unpaid principal amount of the Loans of all Lenders.

         "REUTERS SCREEN LIBO PAGE" means the display designated as "LIBO Page" on the Reuters Screen.

         "STATED MATURITY DATE" means the fifth anniversary of each Borrowing.

         "STOCKHOLDERS' EQUITY" means, as at any date, the Borrower's stockholders' equity on such date, determined in accordance with GAAP, PROVIDED that any non-cash charge to Stockholders' Equity resulting (directly or indirectly) from a change after the Effective Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders' Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders' Equity.

         "SUBSIDIARY" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "TAXES" is defined in SECTION 4.6.

         "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars).

         "TOTAL DEBT" means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, the principal portion of all capitalized leases) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP).

         "TOTAL DEBT TO CAPITALIZATION RATIO" means, as at any date, the ratio of (a) Total Debt on such date to (b) Capitalization on such date.

         "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "UNUSED FEE" is defined in SECTION 3.3.

         "VESSEL" means a passenger cruise vessel owned by the Borrower or one of its Subsidiaries.

         "VOTING STOCK" means shares of capital stock of the Borrower of any class or classes (however designated) that have by the terms thereof normal voting power to elect the members of the Board of Directors of the Borrower (other than voting power upon the occurrence of a stated contingency, such as the failure to pay dividends).

         SECTION 1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3 CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4 ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles ("GAAP") consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); PROVIDED that if, as a result of any change in GAAP or in the interpretation thereof after the date of the financial statements referred to in SECTION 6.6, there is a change in the manner of determining any of the items referred to herein that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Administrative Agent) be such as to affect the basis or efficacy of the covenants contained in SECTION 7.2.4 in ascertaining the financial condition of the Borrower or the consolidated financial condition of the Borrower and its Subsidiaries, then such item shall for the purposes of such Sections of this Agreement continue to be determined in accordance with GAAP relating thereto as GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof.

                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1 COMMITMENTS. On the terms and subject to the conditions of this Agreement (including ARTICLE V), each Lender severally agrees to make Loans pursuant to the Commitments described in this SECTION 2.1.

         SECTION 2.1.1 COMMITMENT OF EACH LENDER. Each Lender will make loans (relative to such Lender, its "LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of each Borrowing requested by the Borrower. The commitment of each Lender described in this SECTION 2.1.1 is herein referred to as its "COMMITMENT".

         The obligations of each Lender are several; neither the Administrative Agent nor any Lender shall be responsible for the obligations of any other Lender under this Agreement.

         SECTION 2.1.2 LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS UNDER CERTAIN CIRCUMSTANCES. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans

                  (a) of all Lenders would exceed the Commitment Amount, or

                  (b) of such Lender would exceed such Lender's Percentage of the Commitment Amount.

         SECTION 2.1.3 DEFAULTING LENDERS. If any Lender shall default in its obligations under SECTION 2.1, the Administrative Agent shall, at the request of the Borrower, use reasonable efforts to find a bank or other financial institution acceptable to the Borrower to replace such Lender on terms acceptable to the Borrower and to have such bank or other financial institution replace such Lender.

         SECTION 2.2 REDUCTION OF COMMITMENT AMOUNT. The Commitment Amount is subject to reduction from time to time pursuant to this SECTION 2.2.

         SECTION 2.2.1 OPTIONAL. The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Commitment Amount; PROVIDED that all such reductions shall be made PRO RATA among the Lenders and shall require at least three Business Days' prior notice to the Administrative Agent and, upon such notice being given, shall be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $10,000,000 and in a multiple of $1,000,000. The Commitment Amount may not be reduced below the outstanding principal amount of all Loans of all Lenders.

         SECTION 2.2.2 MANDATORY. On and after the Commitment Termination Date, the Commitment Amount shall be zero.

         SECTION 2.3 BORROWING PROCEDURE. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make an initial advance to the Borrower and the Borrower agrees to borrow in a single advance by June 30, 2001 at least 50% of the Commitment Amount on a pro rata basis determined by the Commitment of such Lender, with the remaining portion to be drawn in a single advance by December 28, 2001. Any portion of the Commitment Amount which remains undrawn after December 28, 2001 shall no longer be available to the Borrower. No amount of the Loans of any Lender repaid or prepaid by the Borrower may be reborrowed hereunder. By delivering a Borrowing Request to the Administrative Agent on or before 11:00 a.m., London time, on a Business Day, the Borrower may irrevocably request, on not less than three Business Days' notice that a Borrowing be made. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request. On or before 11:00 a.m., New York time, on the Business Day specified in such Borrowing Request, each Lender shall, without any set-off or counterclaim, deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are so received from the Lenders, the Administrative Agent shall, without any set-off or counterclaim, make such funds available to the Borrower on the Business Day specified in the relevant Borrowing Request by wire transfer of same day funds to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.4 ELECTION OF INTEREST PERIODS. By delivering an Interest Period Notice to the Administrative Agent on or before 11:00 a.m., London time, on a Business Day, the Borrower may, on not less than three Business Days' notice before the last day of the then current Interest Period relating thereto, from time to time irrevocably elect (the same election, once made, to apply to the Loans of all Lenders in respect of the whole of the relevant Borrowing), that the Loans of all Lenders comprised in such Borrowing shall be continued as Loans with an Interest Period of one, three, six, or twelve months duration (or a longer duration, subject to availability and the agreement of all the Lenders); PROVIDED that each such continuation shall be pro rated among the applicable outstanding Loans of all Lenders. The Borrower shall not be permitted to have more than four one month Interest Periods with respect to the Loans relating to each Borrowing in any 12 month period (unless otherwise agreed to by the Required Lenders). In the absence of delivery of an Interest Period Notice with respect to any Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Loan shall, on such last day, automatically be continued as a Loan with an Interest Period of three-months' duration.

         SECTION 2.5 FUNDING. Each Lender may, if it so elects, fulfill its obligation to make or continue its Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Loan or Loans; PROVIDED that such Loan or Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Loan or Loans shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

         SECTION 2.6 NOTES. Each Lender's Loans in respect of each Borrowing under its Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the relevant Borrowing. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or of any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby, PROVIDED that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

         SECTION 2.7 INCREASE IN COMBINED COMMITMENTS. (a) The Borrower shall have the right prior to March 31, 2001, without the consent of the Lenders but subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), to effectuate from time to time an increase in the combined Commitments under this Agreement by adding to this Agreement one or more commercial banks or financial institutions (who shall, upon completion of the requirements of this SECTION 2.7 constitute "Lenders" hereunder) (an "Added Lender"), so that such added Commitments shall equal the increase in the Commitment Amount effectuated pursuant to this SECTION 2.7; PROVIDED that (i) no added Commitment shall be less than $25,000,000, (ii) no added Commitments pursuant to this SECTION 2.7 shall result in combined Commitments exceeding $500,000,000, (iii) there shall exist no Default or Event of Default immediately prior to and immediately after giving effect to such added Commitment, and (iv) there shall have been no ratable reduction of Commitments pursuant to SECTION
2.2.1. The Borrower shall deliver to the Administrative Agent by 11:00 AM London time on the fifth Business Day preceding the effective date of any increase in the Commitment Amount each of the following items with respect to each Added
Lender:

                  (i) a written notice of the Borrower's intention to increase the combined Commitments pursuant to this SECTION 2.7, which shall specify each new Lender, and such other information as is reasonably requested by the Administrative Agent;

                  (ii) documents in the form of EXHIBIT G as may be required by the Administrative Agent, executed and delivered by each new Lender pursuant to which it becomes a party hereto; and

                  (iii) if requested by the applicable Lender, Notes may be executed and delivered by the Borrower.

         (b) Upon receipt of the notice referred to in clause (a)(i) above, the Administrative Agent shall promptly notify each Lender thereof. Upon execution and delivery of such documents (the "Increased Commitment Date"), such new Lender shall constitute a "Lender" hereunder with a Commitment as specified therein. Immediately upon the effectiveness of the addition of such Added Lender under this SECTION 2.7 (i) the respective Percentages of the Lenders shall be deemed modified as appropriate to correspond to such changed combined Commitments, and (ii) if there are at such time outstanding any Loans, each Lender whose Percentage has been decreased as a result of the increase in the combined Commitments shall be deemed to have assigned, without recourse, to each Added Lender such portion of such Lender's Loans as shall be necessary to effectuate such adjustment in Percentages and in each case the Administrative Agent shall promptly notify each of the Lenders of their resulting Percentages and the adjusted principal amount of their Loans. Each Added Lender (A) shall be deemed to have assumed such portion of such Loans and (B) shall fund to each other Lender on the Increased Commitment Date all Loans assigned to it by each such other Lender, as specified by the Administrative Agent. The Borrower agrees to pay to the Lenders on demand any and all amounts to the extent payable pursuant to SECTION 4.4 as a result of any such prepayment of Loans occasioned by the foregoing increase in Commitments and the reallocation of the Percentages.

         (c) This Section shall supercede any provisions in SECTION 11.1 to the contrary.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. REPAYMENTS AND PREPAYMENTS.

                  (a) The Borrower shall repay in full the unpaid principal amount of each Loan of each Lender upon the Stated Maturity Date in respect of the relevant Borrowing. Prior thereto, the Borrower

                  (i) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED that

                           (A) any such prepayment shall be made PRO RATA among
                  all Loans of all Lenders included in the same Interest Period Notice, or if none, in the same Borrowing;

                           (B) all such voluntary prepayments shall require at
                  least three Business Days' prior written notice to the Administrative Agent; and

                           (C) all such voluntary partial prepayments shall be
                  in an aggregate minimum amount of $10,000,000 and a multiple of $1,000,000 (or the remaining amount of the Loans being prepaid); and

                  (ii) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to SECTION 8.2 or 8.3 or the mandatory repayment of any Loans pursuant to SECTION 9.2, repay all Loans relating to the Borrowing or Borrowings of each Lender.

         (b) Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4.

         (c) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its sole and absolute discretion, assume that the Borrower or the Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at a rate per annum which is certified by the Administrative Agent to be equal to its cost of funding; and

                  (ii) if any Lender failed to make such payment, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify the Borrower, and the Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, (A) from such Lender at a rate per annum which is certified by the Administrative Agent to be equal to its cost of funding, and (B) from the Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         (d) If the Administrative Agent or any Lender is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of a payment made by the Borrower, each Lender shall, on demand of the Administrative Agent, return its share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum which is certified by that Lender to be equal to its cost of funding.

         (e) No amount repaid or prepaid by the Borrower may be reborrowed under the terms of this Agreement.

         SECTION 3.2 INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans in respect of each Borrowing of each Lender shall accrue and be payable in accordance with this SECTION 3.2.

         SECTION 3.2.1. PAYMENT OF INTEREST. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Loan in respect of each Borrowing of each Lender, commencing on the first date of such Loan until such Loan shall be repaid in full, at the aggregate of (a) the applicable LIBO Rate for the relevant Interest Period as designated by the Borrower in the related Borrowing Request or Interest Period Notice or as otherwise provided hereunder and (b) the Applicable Margin. Interest on each Loan shall be paid on the earlier of (a) the last day of the applicable Interest Period for such Loan and if such Interest Period extends for more than three (3) months, at consecutive intervals of three (3) months after the first day of such Interest Period, and
(b) upon payment in full of the related Loan. All Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period.

         SECTION 3.2.2 POST-MATURITY RATES. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts for each day during the period of such default at the Default Rate.

         SECTION 3.2.3 INTEREST RATE DETERMINATION; REPLACEMENT REFERENCE BANKS. The Administrative Agent shall obtain from each Reference Bank timely information for the purpose of determining the LIBO Rate in the event that no offered quotation appears on Telerate Page 3750 and the Reuters Screen LIBO Page and the LIBO Rate is to be determined by reference to quotations supplied by the Reference Banks. If any one or more of the Reference Banks shall fail to furnish in a timely manner such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Banks. If a Reference Bank ceases for any reason to be able and willing to act as such, the Administrative Agent shall, at the direction of the Required Lenders and after consultation with the Borrower and the Lenders, appoint a replacement for such Reference Bank reasonably acceptable to the Borrower, and such replaced Reference Bank shall cease to be a Reference Bank hereunder. The Administrative Agent shall furnish to the Borrower and to the Lenders each determination of the LIBO Rate made by reference to quotations of interest rates furnished by Reference Banks.

         SECTION 3.3 UNUSED FEE. For the period beginning on the Closing Date or the Increased Commitment Date for an Added Lender and ending on December 28, 2001, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Commitment, an unused fee (the "UNUSED FEE") equal to the basis points designated on Schedule II multiplied by the average daily amount by which the Commitment Amount exceeds the aggregate of the outstanding Loans of all Lenders. Such fees shall be payable quarterly in arrears, the first such payment to be made on March 31, 2001. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion and shall not be entitled to any fee for the period during which it failed to make its Commitment available.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1 LIBO RATE LENDING UNLAWFUL. If the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful, for such Lender to make, continue or maintain any Loan bearing interest at a rate based on the LIBO Rate, the obligations of such Lender to make, continue or maintain any Loans bearing interest at a rate based on the LIBO Rate shall, upon notice thereof to the Borrower, the Administrative Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, PROVIDED that such Lender's obligation to make, continue and maintain Loans hereunder shall be automatically converted into an obligation to make, continue and maintain Loans bearing interest at a rate to be negotiated between such Lender and the Borrower that is the equivalent of the sum of the LIBO Rate for the relevant Interest Period PLUS the Applicable Margin.

         SECTION 4.2 DEPOSITS UNAVAILABLE. If the Administrative Agent shall have determined that:

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market; or

                  (b) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Loans,

then the Administrative Agent shall give notice of such determination (hereinafter called a "DETERMINATION NOTICE") to the Borrower and each of the Lenders. The Borrower, the Lenders and the Administrative Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied under this Agreement. If the Borrower, the Lenders and the Administrative Agent are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring thirty days after the giving of such Determination Notice, the Administrative Agent shall (after consultation with the Lenders) set an interest rate and an interest period (or interest periods), in each case to take effect at the end of the Interest Period current at the date of the Determination Notice, which rate (or rates) shall be equal to the sum of the Applicable Margin and the cost to each of the Lenders of funding its respective Commitment or relevant part thereof. In the event that the circumstances described in this SECTION 4.2 shall extend beyond the end of an interest period agreed or set pursuant hereto, the foregoing procedure shall be repeated as often as may be necessary.

         SECTION 4.3 INCREASED LOAN COSTS, ETC. If a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or if compliance by any Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority insofar as it may be changed or imposed after the date hereof, shall:

                  (a) subject any Lender to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to its Commitment or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in SECTION 4.6, withholding taxes); or

                  (b) change the basis of taxation to any Lender (other than a change in taxation on the overall net income of such Lender) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or

                  (c) impose, modify or deem applicable any reserve or capital adequacy requirements (other than the reserve costs described in SECTION 4.7) or other banking or monetary controls or requirements which affect the manner in which a Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender (PROVIDED that such Lender shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or

                  (d) impose on any Lender any other condition affecting its Commitment or any part thereof,

and the result of any of the foregoing is either (i) to increase the cost to such Lender of making available its share of the Commitment Amount or maintaining its Commitment or any part thereof, (ii) to reduce the amount of any payment received by such Lender or its effective return hereunder or on its capital or (iii) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender, (A) the Lender concerned shall (through the Administrative Agent) notify the Borrower of the occurrence of such event and use reasonable efforts to avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and, in particular, shall consider, subject to obtaining any necessary consents, fulfilling its obligations through another office or transferring its Commitment to one or more of its Affiliates or other financial institutions not affected by such law, regulation or regulatory requirement and (B) the Borrower shall forthwith upon demand pay to the Administrative Agent for the account of such Lender such amount as is necessary to compensate such Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment. Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost,
(iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is the Lender's standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender's jurisdiction of organization or in the relevant jurisdiction in which such Lender does business. Notwithstanding the foregoing, the Borrower shall not be obligated to reimburse any Lender for any additional cost under this SECTION 4.3 arising prior to 60 days preceding the date of request unless the applicable law or regulation is expressly imposed retroactively, in which case such notice shall be provided to the Borrower not later than 90 days after the date that such Lender reasonably should have learned of such law or regulation (and in such case the Borrower's obligation to pay additional amounts to such Lender under this Section for periods prior to such 60-day period is conditioned on the giving of such timely notice).

         SECTION 4.4 FUNDING LOSSES. In the event any Lender shall incur any loss or expense by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as a result of:

                  (a) any conversion or repayment or prepayment of the principal amount of any Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise; or

                  (b) any Loans not being made in accordance with the Borrowing Request therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in ARTICLE V not being satisfied;

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will reimburse such Lender for such loss or expense. Such written notice shall include calculations in reasonable detail setting forth the loss or expense to such Lender.

         SECTION 4.5 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. Any such notice shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender's standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender does business. In determining such amount, such Lender may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable. Each Lender will take all reasonable actions that are available to it and do not violate any laws or regulations to avoid such reduction in such rate of return (including by designating a different LIBOR Office), provided that no Lender shall be obligated to designate a LIBOR Office located in the United States. Notwithstanding the foregoing, the Borrower shall not be obligated to reimburse any Lender for any lowered return under this Section 4.5 arising prior to 60 days preceding the date of request unless the applicable law or regulation is expressly imposed retroactively, in which case such notice shall be provided to the Borrower not later than 90 days after the date that such Lender reasonably should have learned of such law or regulation (and in such case the Borrower's obligation to pay additional amounts to such Lender for such reduction for any period prior to such 60-day period is conditioned on the giving of such timely notice).

         SECTION 4.6 TAXES. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes and taxes imposed on or measured by any Lender's net income or receipts and (ii) any tax imposed by reason of (A) the failure of the certification made by any Lender on any form provided pursuant to the last paragraph of this SECTION 4.6 to be true and correct when made in all material respects or (B) the failure of the Administrative Agent or any Lender to comply with the last paragraph of this SECTION 4.6 or (C) the failure by any Lender to file any other certification, notification, statement, return or other document that it is entitled to file (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.

         The Administrative Agent and each Lender shall take all reasonable actions that are available to it to avoid the imposition of any Taxes on payments by the Borrower hereunder.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender to provide timely notice to the Borrower of the assertion of a liability related to the payment of Taxes). For purposes of this SECTION 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any tax under this SECTION 4.6 or by reason of any payment made by the Borrower pursuant to SECTION 4.3, such Lender shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such tax or such payment, provided that no Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations and provided further that the Administrative Agent or any Lender will not be required to make any such payment to the Borrower while any Event of Default exists and provided further that nothing in this Agreement shall interfere with the right of each Lender and the Administrative Agent to arrange its tax affairs as it deems appropriate provided that it acts reasonably. Any loss or reduction of such tax benefit shall be treated as a tax subject to indemnification under this paragraph to the extent that such tax benefit had been previously paid to the Borrower in accordance with the provisions hereof.

         Each Lender (and each Participant) that is organized under the laws of a jurisdiction other than the United States agrees with the Borrower and the Administrative Agent that it will (a) provide to the Administrative Agent (and the Administrative Agent agrees to forward to the Borrower) an appropriately executed copy of Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender or such Participant are effectively connected with a trade or business in the United States (or, alternatively, Internal Revenue Service Form W-8BEN, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any assignee Lender or Participant, on or prior to the date of the relevant assignment or participation), and (b) notify the Administrative Agent and the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects.

         SECTION 4.7 RESERVE COSTS. Without in any way limiting the Borrower's obligations under SECTION 4.3, the Borrower shall pay to each Lender on the last day of each Interest Period, so long as the relevant LIBOR Office of such Lender is required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for each Loan for each day during such Interest Period:

                  (i) the principal amount of such Loan outstanding on such day; and

                  (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one MINUS any increase after the Effective Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender MINUS (y) such numerator; and

                  (iii) 1/360.

Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the applicable reserve percentage, (iii) certify that such request is consistent with such Lender's treatment of other borrowers that are subject to similar provisions and (iv) certify that, to the best of its knowledge, such requirements are of general application in the commercial banking industry in the United States.

Each Lender will take all reasonable actions that are available to it to avoid the requirement of maintaining such reserves (including by designating a different LIBOR Office), PROVIDED that no Lender shall be obligated to designate a LIBOR Office located in the United States.

         SECTION 4.8 REPLACEMENT LENDERS, ETC. If the Borrower shall be required to make any payment to any Lender pursuant to SECTION 4.3, 4.4, 4.5,
4.6 or 4.7, the Borrower shall be entitled at any time (so long as no Default and no Prepayment Event shall have occurred and be continuing) within 180 days after receipt of notice from such Lender of such required payment to (a) terminate such Lender's Commitment and such Lender's right to receive any Unused Fee accruing after such termination, (b) prepay the affected portion of such Lender's Loans in full, together with accrued interest thereon through the date of such prepayment (PROVIDED that the Borrower shall not prepay any such Lender pursuant to this clause (b) without replacing such Lender, pursuant to the following clause (c) until a 30-day period shall have elapsed during which the Borrower and the Administrative Agent shall have attempted in good faith to replace such Lender), and/or (c) replace such Lender with another bank reasonably acceptable to the Administrative Agent. Each Lender represents and warrants to the Borrower that, as of the date of this Agreement (or, with respect to any Lender not a party hereto on the date hereof, on the date that such Lender becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender would be entitled to request any payments under any of SECTIONS 4.3, 4.4, 4.5, 4.6 and 4.7 to or for account of such Lender.

         SECTION 4.9 PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the

Administrative Agent for the PRO RATA account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds through the New York Clearing House Interbank Payments System (or such other funds as may be customary for the settlement of international banking transactions in Dollars), to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly (but in any event on the same Business Day that the same are received or, as contemplated in the immediately preceding sentence, deemed received) remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender without any setoff, deduction or counterclaim. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (B) of the definition of the term "INTEREST PERIOD") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.10 SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of SECTIONS 4.3, 4.4, 4.5, 4.6, and 4.7) in excess of its PRO RATA share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender TO (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.11 SETOFF. Each Lender shall have the right to appropriate and apply to the payment of the Obligations owing to it any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; PROVIDED that any such appropriation and application shall be subject to the provisions of SECTION 4.10. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.12 USE OF PROCEEDS. The Borrower shall apply the proceeds of each Borrowing in accordance with the first recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

                                    ARTICLE V

                             CONDITIONS TO BORROWING

         SECTION 5.1 INITIAL BORROWING. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.1.

         SECTION 5.1.1 RESOLUTIONS, ETC. The Administrative Agent shall have received from the Borrower:

                  (a) a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:

                           (x) resolutions of its Board of Directors then in
                  full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and

                           (y) Organic Documents of the Borrower,

         and upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate;

                  (b) a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower; and

                  (c) a certificate of the Borrower's Secretary or Assistant Secretary listing the principal office address (and if not the same, the address where its company statutory books and records are located) of the Borrower.

         SECTION 5.1.2 OWNERSHIP, ETC, OF VESSELS. The Administrative Agent shall have received the following with respect to each Vessel:

                  (a) evidence as to the ownership of such Vessel by the Borrower or a Principal Subsidiary;

                  (b) disclosure of all recorded Liens on such Vessel;

                  (c) evidence of the class of such Vessel; and

                  (d) evidence as to all required insurance being in effect with respect to such Vessel.

         SECTION 5.1.3 OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Administrative Agent and each Lender, from:

                  (a) Michael J. Smith, Esq., counsel to the Borrower, substantially in the form of EXHIBIT D-1 hereto ,

                  (b) Watson, Farley & Williams, counsel to the Borrower, as to Liberian Law, substantially in the form of EXHIBIT D-2 hereto and;

                  (c) Haight Gardner Holland & Knight, counsel to the Lenders and the Administrative Agent in the form of EXHIBIT E hereto.

         SECTION 5.1.4 CLOSING FEES, EXPENSES, ETC. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees the Borrower shall have agreed in writing to pay to the Administrative Agent (whether for its own account or for that of any of the Lenders) on or prior to the Closing Date in accordance with a letter of even date with this Agreement addressed by the Administrative Agent to the Borrower (and countersigned by the Borrower).

         SECTION 5.1.5 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any change since September 30, 2000 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, which change would have a Material Adverse Effect.

         SECTION 5.2 ALL BORROWINGS. The obligation of each Lender to fund any Loan on the occasion of any Borrowing, including the initial Borrowing, shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 5.2.

         SECTION 5.2.1 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Borrowing the following statements shall be true and correct:

                  (a) the representations and warranties set forth in ARTICLE VI (excluding, however, those contained in SECTIONS 6.10 and 6.13) shall be true and correct with the same effect as if then made; and

                  (b) no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.

         SECTION 5.2.2 BORROWING REQUEST. The Administrative Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in SECTION 5.2.1 are true and correct.

         SECTION 5.2.3 DELIVERY OF NOTES. The Administrative Agent shall have received, for the account of the respective Lenders, the Notes duly executed and delivered by the Borrower.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders and the Administrative Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Administrative Agent and each Lender as set forth in this ARTICLE VI as of the Closing Date and, except with respect to the representations and warranties in SECTION 6.10 and 6.13, as of the date of each Borrowing after the Closing Date.

         SECTION 6.1 ORGANIZATION, ETC. The Borrower and each of the
Principal Subsidiaries is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors' licenses, permits, consents and other approvals necessary to enter into each Loan Document and to perform the Obligations.

         SECTION 6.2 DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not:

                  (a) contravene the Borrower's Organic Documents;

                  (b) contravene any law or governmental regulation of any Applicable Jurisdiction;

                  (c) contravene any court decree or order binding on the Borrower or any of its property;

                  (d) contravene any contractual restriction binding on the Borrower or any of its property; or

                  (e) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

         SECTION 6.3 GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Closing Date that have been obtained or actions not required to be taken on or prior to the Closing Date that have been taken). Each of the Borrower and each Principal Subsidiary holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Closing Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

         SECTION 6.4 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower and each Principal Subsidiary is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

         SECTION 6.5 VALIDITY, ETC. This Agreement constitutes, and the
Notes will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         SECTION 6.6 FINANCIAL INFORMATION. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1999, and the related consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP, and present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at December 31, 1999 and the results of their operations for the Fiscal Year then ended, and no change has occurred in the Borrower's financial condition since December 31, 1999 that might reasonably be expected to materially adversely affect its ability to perform the Obligations.

         SECTION 6.7 NO DEFAULTS UNDER MATERIAL AGREEMENTS. Neither the Borrower nor any Principal Subsidiary is in default (a) under any material agreement by which it is bound or (b) in respect of any financial commitment or actual or contingent obligation (including obligations under guarantees), except, in each case, to the extent that such default would not have a Material Adverse Effect.

         SECTION 6.8 NO DEFAULT, EVENT OF DEFAULT OR PREPAYMENT EVENT. No Default, Event of Default or Prepayment Event has occurred and is continuing.

         SECTION 6.9 LITIGATION. Except as set forth in filings made by the Borrower with the Securities and Exchange Commission, there is no pending or, to the knowledge of the Borrower, threatened litigation, action or proceeding against the Borrower or any Principal Subsidiary, or any of the properties, businesses, assets or revenues of the Borrower or any Principal Subsidiary, which (in the reasonable opinion of the Borrower) might reasonably be expected to materially adversely affect the financial condition of the Borrower and the Principal Subsidiaries, taken as a whole (collectively, "MATERIAL LITIGATION").

         SECTION 6.10 VESSELS. Each Vessel is

                  (a) legally and beneficially owned by the Borrower or a Principal Subsidiary,

                  (b) registered in the name of the Borrower or such Principal Subsidiary under the flag identified in ITEM 6.10(B) of the Disclosure Schedule,

                  (c) classed as required by SECTION 7.1.4(B),

                  (d) free of all recorded Liens, other than liens permitted by
         SECTION 7.2.3,

                  (e) insured against loss or damage in compliance with SECTION 7.1.5, and

                  (f) chartered exclusively to the Borrower or one of the Borrower's wholly-owned Subsidiaries.

         SECTION 6.11 SUBSIDIARIES. The Borrower has no Subsidiaries on the Closing Date, except those Subsidiaries which are identified in ITEM 6.11 of the Disclosure Schedule. All Existing Principal Subsidiaries are designated with an asterisk in ITEM 6.11 of the Disclosure Schedule. All Existing Principal Subsidiaries are direct or indirect wholly-owned Subsidiaries of the Borrower, except to the extent any such Existing Principal Subsidiary or an interest therein has been sold in accordance with CLAUSE (B) of SECTION 7.2.7 or such Existing Principal Subsidiary no longer owns a Vessel.

         SECTION 6.12 OBLIGATIONS RANK PARI PASSU. The Obligations rank at least PARI PASSU in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower.

         SECTION 6.13 WITHHOLDING, ETC. As of the Closing Date, no payment to be made by the Borrower under any Loan Document is subject to any withholding or like tax imposed by any Applicable Jurisdiction.

         SECTION 6.14 NO FILING, ETC, REQUIRED. No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Closing Date that have been made), except that for the enforcement of any document in the Republic of Liberia a stamp, at present of nominal value, must be affixed thereto prior to presentation to the Court.

         SECTION 6.15 NO IMMUNITY. The Borrower is subject to civil and commercial law with respect to the Obligations. Neither the Borrower nor any of its properties or revenues or assets is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted to exist).

         SECTION 6.16 PENSION PLANS. To the extent that, at any time after the Effective Date, there are any Pension Plans, no steps will have been taken to terminate any Pension Plan, and no contribution failure will have occurred with respect to any Pension Plan, in each case which could (a) give rise to a Lien under section 302 (f) of ERISA and (b) result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty.

         SECTION 6.17 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940.

         SECTION 6.18 REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.19 ACCURACY OF INFORMATION. The financial and other information furnished to the Administrative Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature (provided that all projections and other forward-looking information is based on the Borrower's best good faith estimates). All financial and other information furnished to the Administrative Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith.

                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1 AFFIRMATIVE COVENANTS. The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid in full, the Borrower will perform the obligations set forth in this SECTION 7.1.

         SECTION 7.1.1 FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent (with sufficient copies for distribution to each Lender) the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower's report on Form 6-K (or any successor form) as filed by the Borrower with the Securities and Exchange Commission for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;

                  (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower's annual report on Form 20-F (or any successor form) as filed by the Borrower with the Securities and Exchange Commission for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;

                  (c) together with each of the statements delivered pursuant to the foregoing clause (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the relevant Fiscal Quarter or Fiscal Year (a) compliance with the covenants set forth in SECTION
         7.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) and (b) any material changes to ITEM 6.10 (B) AND/OR ITEM 6.11 of the Disclosure Schedule since the Closing Date or the last such certificate delivered pursuant to this clause (as the case may be);

                  (d) as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;

                  (e) as soon as the Borrower becomes aware thereof, notice of any Material Litigation;

                  (f) as soon as the Borrower becomes aware thereof, notice of any event which, in its reasonable opinion, might have a material adverse effect on the Borrower's ability to (i) pay when due principal of or interest on the Loans or other amounts payable by the Borrower hereunder or (ii) perform its other obligations hereunder and under the other Loan Documents;

                  (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; and

                  (h) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

         SECTION 7.1.2 APPROVALS AND OTHER CONSENTS. The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) the Borrower to perform its obligations under this Agreement and the other Loan Documents and
(b) the operation of each Vessel in compliance with all applicable laws.

         SECTION 7.1.3. COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):

                  (a) in the case of each of the Borrower and the Principal Subsidiaries, the maintenance and preservation of its corporate existence (subject to the provisions of SECTION 7.2.6);

                  (b) in the case of the Borrower, maintenance of its qualification as a foreign corporation in the State of Florida, except to the extent that the failure to so qualify would not have a Material Adverse Effect;

                  (c) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property if the failure to pay the same would have a Material Adverse Effect, except to the extent being diligently contested in good faith by appropriate proceedings; and

                  (d) compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

         SECTION 7.1.4 VESSELS. The Borrower will (or will cause the applicable Principal Subsidiary to):

                  (a) cause each Vessel to be chartered exclusively to the Borrower or one of the Borrower's wholly-owned Subsidiaries, PROVIDED that the Borrower or such Subsidiary may charter out any Vessel on a time charter with a stated duration not in excess of one year; and

                  (b) cause each Vessel to be kept in such condition as will entitle her to classification by a classification society of recognized standing.

         SECTION 7.1.5 INSURANCE. The Borrower will, or will cause one or more of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to all of the material properties and operations of the Borrower and each Principal Subsidiary against the usual marine risks, war risks and usual protection and indemnity risks (including oil pollution risks and passenger liabilities such as are covered by basic entry of the Vessels in one of the international group of P&I Clubs) in such amounts as is customary for other businesses of similar size in the passenger cruise line industry (PROVIDED that in no event will the Borrower or any Principal Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Administrative Agent, furnish to the Administrative Agent (with sufficient copies for distribution to each Lender) at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and the Principal Subsidiaries and certifying as to compliance with this Section.

         SECTION 7.1.6 BOOKS AND RECORDS. The Borrower will, and will cause each of its Principal Subsidiaries to, keep books and records that accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.

         SECTION 7.2 NEGATIVE COVENANTS. The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 7.2.

         SECTION 7.2.1 BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity other than those engaged in by the Borrower and its Subsidiaries on the date hereof and other business activities reasonably related thereto.

         SECTION 7.2.2 INDEBTEDNESS. The Borrower will not permit any of the Existing Principal Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

         (a) Indebtedness secured by Liens of the type described in CLAUSES (a),
(b), (c), (d), (e) and (f) of SECTION 7.2.3; and

         (b) Indebtedness owing to the Borrower.

         SECTION 7.2.3 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens on the vessels SPLENDOUR of THE SEAS, LEGEND of THE SEAS, CENTURY, GALAXY, and ZENITH and existing as of the Effective Date and securing the Existing Debt (and any Lien on SPLENDOUR OF THE SEAS, LEGEND OF THE SEAS, CENTURY, GALAXY or ZENITH, securing any refinancing of the Existing Debt, so long as the relevant Vessel was subject to a Lien securing the Indebtedness being refinanced immediately prior to such refinancing);

                  (b) Liens on assets (including, without limitation, shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Borrower after the Effective Date) acquired after the Effective Date (whether by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries (other than (x) an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each such Lien is created within three months after the acquisition of the relevant assets;

                  (c) in addition to other Liens permitted under this SECTION 7.2.3, Liens securing Indebtedness in an aggregate principal amount at any one time outstanding not exceeding the greater of (a) 3.5% of total assets of the Borrower and its Subsidiaries as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter or
         (b) $225,000,000, provided that, with respect to each such item of Indebtedness, the fair market value of the assets subject to Liens securing such Indebtedness (determined at the time of the creation of such Lien) shall not exceed two times the aggregate principal amount of such Indebtedness (and for purposes of this clause (c), the fair market value of any assets shall be determined by (i) in the case of any Vessel, by an Approved Appraiser selected by the Borrower and (ii) in the case of any other assets, by an officer of the Borrower or by the board of directors of the Borrower);

                  (d) Liens on assets acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than by (x) any Subsidiary that is an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien) so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each of such Liens existed on such assets before the time of its acquisition and was not created by the Borrower or any of its Subsidiaries in anticipation thereof;

                  (e) Liens on any asset of any corporation that becomes a Subsidiary of the Borrower (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) after the Effective

         Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof;

                  (f) Liens securing Government-related Obligations;

                  (g) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

                  (h) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings;

                  (i) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits;

                  (j) Liens for current crew's wages and salvage;

                  (k) Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings; and

                  (l) Liens on Vessels that:

                           (i) secure obligations covered (or reasonably
                  expected to be covered) by insurance;

                           (ii) were incurred in the course of or incidental to
                  trading such Vessel in connection with repairs or other work to such Vessel; or

                           (iii) were incurred in connection with work to such
                  Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;

         PROVIDED that, in each case described in this CLAUSE (1), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings.

         SECTION 7.2.4 FINANCIAL CONDITION. The Borrower will not permit:

                  (a) Total Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than 0.625 to 1.00.

                  (b) Fixed Charge Coverage Ratio to be less than 1.25 to 1.00 as at the last day of any Fiscal Quarter.

                  (c) Stockholders' Equity to be less than the sum of (i) $2,000,000,000 PLUS (ii) 50% of the cumulative consolidated net income of the Borrower and its Subsidiaries for the period commencing on January 1, 2001 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).

         SECTION 7.2.5 INVESTMENTS. The Borrower will not permit any of the Principal Subsidiaries to make, incur, assume or suffer to exist any Investment in any other Person.

         SECTION 7.2.6 CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person except:

                  (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and

                  (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries, may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:

                           (i) after giving effect thereto, the Stockholders'
                  Equity of the Borrower and its Subsidiaries is at least equal to 90% of such Stockholders' Equity immediately prior thereto; and

                           (ii) in the case of a merger involving the Borrower
                  where the Borrower is not the surviving corporation, the surviving corporation shall have first assumed in a writing, delivered to the Administrative Agent, all of the Borrower's obligations hereunder and under the other Loan Documents.

         SECTION 7.2.7 ASSET DISPOSITIONS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any material asset (including accounts receivable and capital stock of Principal Subsidiaries) to any Person, except:

                  (a) sales of assets (including, without limitation, Vessels) so long as:

                           (i) the aggregate net book value of all such assets
                  sold during each 12-month period commencing on the Closing Date, and each anniversary of the Closing Date, does not exceed an amount equal to the greater of (x) 7.5% of Stockholders' Equity as at the last day of the most recent ended fiscal quarter or (y) $250,000,000; and

                           (ii) the Borrower or Subsidiary selling such asset
                  receives consideration therefor at least equal to the fair market value thereof (as determined in good faith by (x) in the case of any Vessel, the board of directors of the Borrower and (y) in the case of any other asset, an officer of the Borrower or its board of directors);

                  (b) sales of capital stock of any Principal Subsidiary of the Borrower so long as a sale of all of the assets of such Subsidiary would be permitted under the foregoing CLAUSE (A);

                  (c) sales of capital stock of any Subsidiary other than a Principal Subsidiary; and

                  (d) sales of other assets in the ordinary course of business.

         SECTION 7.2.8 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of the Principal Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates (other than arrangements or contracts among the Borrower and its wholly-owned Subsidiaries) unless such arrangement or contract is on an arms-length basis, PROVIDED that, to the extent that the aggregate fair value of the goods furnished or to be furnished or the services performed or to be performed under all such contracts or arrangements in any one Fiscal Year does not exceed $5,000,000, such contracts or arrangements shall not be subject to this SECTION 7.2.8.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.1 LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this Section 8.1 shall constitute an "EVENT OF DEFAULT".

         SECTION 8.1.1 NON-PAYMENT OF OBLIGATIONS. The Borrower shall default in the payment when due of any principal of or interest on any Loan, any Unused Fee, management fee or the agency fee provided for in SECTION 10.7, PROVIDED that, in the case of any default in the payment of any interest on any Loan or of any Unused Fee, such default shall continue unremedied for a period of at least two Business Days after notice thereof shall have been given to the Borrower by any Lender; and PROVIDED FURTHER that, in the case of any default in the payment of such management fee or agency fee, such default shall continue unremedied for a period of at least ten days after notice thereof shall have been given to the Borrower by the Administrative Agent.

         SECTION 8.1.2 BREACH OF WARRANTY. Any representation or warranty of the Borrower made or deemed to be made hereunder (including any certificates delivered pursuant to ARTICLE V) is or shall be incorrect when made in any material respect and such incorrectness shall continue unremedied for at least five Business Days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender (or if (a) such incorrectness is capable of being remedied within 15 days (commencing on the first day of such five-Business-Day period) and (b) the Borrower is actively seeking to remedy the same during such period, such incorrectness shall continue unremedied for at least 15 days).

         SECTION 8.1.3 NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS.
The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than the covenants set forth in SECTION 7.2.4) and such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).

         SECTION 8.1.4 DEFAULT ON OTHER INDEBTEDNESS. Any of the following shall occur:

                  (a) any Indebtedness of the Borrower or any Principal Subsidiary aggregating $50,000,000 or more (or the equivalent in other currencies) shall have become due, or be required to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise) prior to its stated maturity, and is then due and payable; or

                  (b) the Borrower or any Principal Subsidiary shall default in the payment when due (after giving effect to any applicable grace period) of any principal of or interest on any Indebtedness aggregating $50,000,000 or more (or the equivalent in other currencies); or

                  (c) any holder or holders of any Indebtedness of the Borrower or any Principal Subsidiary aggregating $50,000,000 or more (or the equivalent in other currencies), or any agent acting on their behalf, shall take any action to realize on any collateral security for such Indebtedness as a result of any event of default under such Indebtedness;

and, in each such case, such event shall continue unremedied for a period of five Business Days (or, if (a) such default is capable of being remedied within 15 days (commencing on the first day of such five-Business-Day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 15 days).

         SECTION 8.1.5 PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan:

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $50,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA and, in each case, such event shall continue unremedied for a period of five Business Days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender (or, if (a) such default is capable of being remedied within 15 days (commencing on the first day of such five-Business-Day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 15 days).

         SECTION 8.1.6 BANKRUPTCY, INSOLVENCY, ETC. The Borrower or any of the Principal Subsidiaries (or any of its other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect) shall:

                  (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days, provided that the Borrower hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 30-day period to preserve, protect and defend their respective rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 30 days undismissed, provided that the Borrower hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 30-day period to preserve, protect and defend their respective rights under the Loan Documents; or

                  (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.7 OWNERSHIP OF PRINCIPAL SUBSIDIARIES. Except as a result of a disposition permitted pursuant to clause (b) of SECTION 7.2.7, the Borrower shall cease to own beneficially and of record all of the capital stock of each Existing Principal Subsidiary.

         SECTION 8.2 ACTION IF BANKRUPTCY. If any Event of Default described in clauses (a) through (d) of SECTION 8.1.6 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans relating to each Borrowing of all Lenders and all other Obligations shall automatically be and become immediately due and payable by the Borrower, without notice or demand.

         SECTION 8.3 ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of SECTION
8.1.6 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all of the outstanding principal amount of the Loans relating to each Borrowing of all Lenders and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations shall be and become immediately due and payable by the Borrower, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                                   ARTICLE IX

                                PREPAYMENT EVENTS

         SECTION 9.1 LISTING OF PREPAYMENT EVENTS. Each of the following events or occurrences described in this SECTION 9.1 shall constitute a "Prepayment Event".

         SECTION 9.1.1 CHANGE IN OWNERSHIP. Any Person other than a member of the Existing Group (a "New Shareholder") shall acquire (whether through legal or beneficial ownership of capital stock, by contract or otherwise), directly or indirectly, effective control over more than 30% of the Voting Stock and:

                  (a) the members of the Existing Group have (whether through legal or beneficial ownership of capital stock, by contract or otherwise) in the aggregate, directly or indirectly, effective control over fewer shares of Voting Stock than does such New Shareholder; and

                  (b) the members of the Existing Group do not collectively have (whether through legal or beneficial ownership of capital stock, by contract or otherwise) the right to elect, or to designate for election, at least a majority of the Board of Directors of the Borrower.

         SECTION 9.1.2 CHANGE IN BOARD. During any period of 24 consecutive months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals:

                  (a) who were members of said Board on the first day of such period; or

                  (b) whose election or nomination to said Board was approved by a vote of at least two-thirds of the members of said Board who were members of said Board on the first day of such period; or

                  (c) whose election or nomination to said Board was approved by a vote of at least two-thirds of the members of said Board referred to in the foregoing CLAUSES (A) and (B).

         SECTION 9.1.3 UNENFORCEABILITY. Any Loan Document shall cease to be the legally valid, binding and enforceable obligations of the Borrower (in each case, other than with respect to provisions of any Loan Document (i) identified as unenforceable in the form of the opinion of the Borrower's counsel set forth as EXHIBIT D-1 or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by any Lender.

         SECTION 9.1.4 APPROVALS. Any material license, consent, authorization, registration or approval at any time necessary to enable the Borrower or any Principal Subsidiary to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.

         SECTION 9.1.5 NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. The Borrower shall default in the due performance and observance of any of the covenants set forth in SECTION 7.2.4 and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, and the Required Lenders fail to agree with the Borrower within that 30-day period on a proposal (to be made by the Borrower) for the remedy of such default within a period and on such terms as are acceptable to the Required Lenders.

         SECTION 9.1.6 JUDGMENTS. Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:

                  (a) enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five Business Days after the commencement of such enforcement proceedings; or

                  (b) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 9.1.7 CONDEMNATION, ETC. Any Vessel or Vessels shall be condemned or otherwise taken under color of law and the same shall continue unremedied for at least 20 days, unless such condemnation or other taking would not have a Material Adverse Effect.

         SECTION 9.1.8 ARREST. Any Vessel or Vessels shall be arrested and the same shall continue unremedied for at least 20 days, unless such arrest would not have a Material Adverse Effect.

         SECTION 9.2 MANDATORY PREPAYMENT. If any Prepayment Event shall occur and be continuing, the Administrative Agent, upon direction of the Required Lenders, shall by notice to the Borrower (a) require the Borrower to prepay in full on the date of such notice all principal of and interest on the Loans relating to each Borrowing of all Lenders and all other Obligations (and, in such event, the Borrower agrees to so pay the full unpaid amount of each Loan and all accrued and unpaid interest thereon and all other Obligations) and (b) terminate the Commitments (if not theretofore terminated).

                                    ARTICLE X

                                    THE AGENT

         SECTION 10.1 ACTIONS. Each Lender hereby appoints Kreditanstalt fur Wiederaufbau as its agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, PRO RATA according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees (to the extent that the Borrower is required to reimburse the Administrative Agent therefor, but does not do so), and as to which the Administrative Agent is not reimbursed by the Borrower; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which have resulted from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is expressly required to do so under this

Agreement or is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 10.2 EXCULPATION. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 10.3 SUCCESSOR. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders, provided that any such resignation shall not become effective until a successor Administrative Agent has been appointed as provided in this SECTION
10.3 and such successor Administrative Agent has accepted such appointment. If the Administrative Agent at any time shall resign, the Required Lenders shall, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint another Lender as a successor to the Administrative Agent which shall thereupon become such Administrative Agent's successor hereunder (provided that the Required Lenders shall, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) offer to each of the other Lenders, in the order of their respective Commitment Amounts, the right to become successor Administrative Agent). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Administrative Agent's giving notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least $500,000,000 (or the equivalent in other currencies), subject, in each case, to the consent of the Borrower (such consent not to be unreasonably withheld or delayed); provided, however, that if a Default, Event of Default or Prepayment Event has occurred and is continuing no consent of the Borrower shall be required if the successor Administrative Agent is an existing Lender. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the resigning Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any resigning Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of:

                  (a) this ARTICLE X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

                  (b) SECTION 11.3 and SECTION 11.4 shall continue to inure to its benefit.

If a Lender acting as an Administrative Agent assigns its Loans to one of its Affiliates, the Administrative Agent may, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) assign its rights and obligations as Administrative Agent to such Affiliate.

         SECTION 10.4 LOANS BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if the Administrative Agent were not the Administrative Agent hereunder.

         SECTION 10.5 CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 10.6 COPIES, ETC. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

         SECTION 10.7 AGENCY FEE. The Borrower agrees to pay to the Administrative Agent for its own account an annual agency fee in an amount, and at such times, heretofore agreed to in writing between the Borrower and the Administrative Agent.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1 WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (b) modify this SECTION 11.1, change the definition "Required Lenders", increase the Commitment Amount or the Percentage of any Lender, reduce any fees described in ARTICLE III or management fees or extend the Commitment Termination Date shall be made without the consent of each Lender;

                  (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of each Lender; or

                  (d) affect adversely the interests, rights or obligations of the Administrative Agent in its capacity as such shall be made without consent of the Administrative Agent.

No failure or delay on the part of the Administrative Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 11.2 NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted provided it is received in legible form.

         SECTION 11.3 PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with the preparation and negotiation of this Agreement and the Notes, the review of the documentation referred to in Section 5.1, any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated. The Borrower further agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 11.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies and holds the Administrative Agent and each Lender and each of their respective Affiliates, officers, directors and employees (collectively, the "Indemnified Parties") free and harmless from and against any and all causes of action, suits or other claims that may be asserted against any Indemnified Party (and all losses, costs, liabilities, damages and expenses arising or incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities")), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any of the Loan Documents or the credit facility provided for herein or any use of the proceeds of any Loans, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this SECTION 11.4, (b) at the Borrower's request, give the Borrower the right to control (at the Borrower's expense) the defense of any such action, suit or other claim (PROVIDED that (x) the Borrower shall not settle or compromise any such action, suit or other claim if the settlement shall include the admission of any liability or the entry of any judgment against an Indemnified Party or if such Indemnified Party shall demonstrate to the reasonable satisfaction of the Borrower that such settlement or compromise would materially adversely affect such Indemnified Party and (y) the Borrower's selection of counsel in any such action, suit or claim being controlled by the Borrower shall be subject to such Indemnified Party's consent, which consent shall not be unreasonably withheld), (c) not agree to any settlement or compromise of any such action, suit or claim without the Borrower's prior consent and (d) shall cooperate fully in the Borrower's defense of any such action, suit or other claim (provided, that the Borrower shall reimburse such Indemnified Party for its reasonable out-of-pocket expenses incurred pursuant hereto). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

         SECTION 11.5 SURVIVAL. The obligations of the Borrower under
SECTIONS 4.3, 4.4, 4.5, 4.6, 4.7, 11.3 and 11.4, and the obligations of the Lenders under SECTION 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 11.6 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7 HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 11.8 EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the first Business Day which occurs in January 2001 provided that prior to that date counterparts hereof have been executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent and the Borrower) shall have been received by the Administrative Agent and the Borrower (or, in the case of any Lender, receipt of signature pages transmitted by facsimile) and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

         SECTION 11.9 GOVERNING LAW: ENTIRE AGREEMENT. THIS AGREEMENT AND
THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

                  (a) except to the extent permitted under SECTION 7.2.6, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to SECTION 11.11.

         SECTION 11.11 SALE AND TRANSFER OF LOANS AND NOTE: PARTICIPATIONS
IN LOANS AND NOTES. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this SECTION 11.11.

         SECTION 11.11.1 ASSIGNMENTS.  Any Lender,

                  (i) with the written consents of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Administrative Agent, on or before the tenth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions;

                  (ii) with notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates; and

                  (iii) may (without notice to the Borrower, the Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the F.R.S. Board any Operating Circular issued by such Federal Reserve Bank;

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount of $25,000,000 (or, if less, all of such Lender's Loans and Commitment) except, in the case of an increase of the Commitment Amount pursuant to SECTION 2.7, a Lender may assign a lesser amount of its Commitment to an Added Lender so long as its commitment is not less than $25,000,000 after giving effect to such assignment; provided that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

                  (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender;

                  (b) Such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

                  (c) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder and under the other Loan Documents, other than any obligations arising prior to the effective date of such assignment. In no event shall the Borrower be required to pay to any Assignee Lender at the time of the relevant assignment any amount under SECTIONS 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no such assignment been made. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note or Notes evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder, a replacement Note or Notes in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note or Notes to be in exchange for, but not in payment of, that Note or those Notes then held by such assignor Lender). Each such Note or Notes shall be dated the date of the predecessor Note or Notes. The assignor Lender shall mark the predecessor Note or Notes "exchanged" and deliver it to the Borrower concurrently with the delivery by the Borrower of the new Note(s). Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $1,000 (and shall also reimburse the Administrative Agent for any reasonable out-of-pocket costs, including reasonable attorneys' fees and expenses, incurred in connection with the assignment).

         SECTION 11.11.2 PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a "Participant") participating interests in any of its Loans, its Commitment, or other interests of such Lender hereunder; provided that:

                  (a) no participation contemplated in this SECTION 11.11 shall relieve such Lender from its Commitment or its other obligations hereunder;

                  (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

                  (c) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan

         Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE (B) or (C) of SECTION 11.1; and

                  (e) the Borrower shall not be required to pay any amount under SECTIONS 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of SECTIONS 4.3, 4.4, 4.5, 4.6 and 4.7 and CLAUSE (H) of 7.1.1, shall be considered a Lender.

         SECTION 11.12 OTHER TRANSACTIONS. Nothing contained herein shall preclude the Administrative Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY OF THE BORROWER MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY

COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY OR OTHER ASSETS, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 11.14 PROCESS AGENT. If at any time the Borrower ceases to have a place of business in the United States, the Borrower shall appoint an agent for service of process (reasonably satisfactory to the Administrative Agent) located in New York City and shall furnish to the Administrative Agent evidence that such agent shall have accepted such appointment for a period of time ending no earlier than one year after the Commitment Termination Date.

         SECTION 11.15 WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OTHER PARTY ENTERING INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT.

         IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 ROYAL CARIBBEAN CRUISES LTD.


                                 By /s/ BONNIE BIUMI
                                     ------------------------------------------
                                 Name:  Bonnie Biumi
                                 Title:    Vice President & Treasurer

                                 Address:  1050 Caribbean Way
                                              Miami, Florida 33132
                                 Facsimile No.:      (305) 539-0562
                                 Attention:  Treasurer
                                 With a copy to:  General Counsel

COMMITMENT:                    KREDITANSTALT FUR WIEDERAUFBAU
$100,000,000                   as Lender
PERCENTAGE:
27.8%                          By /s/ ANDREAS UIBELEISEN   MATTHIAS HARTKE
                                  ----------------------------------------
                               Name:  Andreas Uibeleisen   Matthias Hartke
                               Title: First Vice President Vice President

                                      Address:  Palmengartenstrasse 5-9
                                                   D-60325
                                                   Frankfurt am Main
                                                   GERMANY
                                      Facsimile No.  00496974312944
                                      Attention:  Shipfinancing Department




                                      KREDITANSTALT FUR WIEDERAUFBAU
                                      as Administrative Agent

                               By /s/ ANDREAS UIBELEISEN   MATTHIAS HARTKE
                                  ----------------------------------------
                               Name:  Andreas Uibeleisen   Matthias Hartke
                               Title: First Vice President Vice President

                                      Address:  Palmengartenstrasse 5-9
                                                   D-60325
                                                   Frankfurt am Main
                                                   GERMANY
                                      Facsimile No.  00496974312944
                                      Attention:  Shipfinancing Department

COMMITMENT:                     HAMBURGISCHE LANDESBANK
$100,000,000                    GIROZENTRALE
PERCENTAGE:
27.8%                           By /s/ JORG SCHELP
                                --------------------------------------------
                                Name:  Jorg Schelp
                                Title: Vice President

                                By: /s/ UTA URBANIAK
                                --------------------------------------------
                                Name:    Uta Urbaniak
                                Title:   Assistant Vice President

                                Address:  Gerhart-Hauptmann-Platz 50
                                          20095 Hamburg
                                          Germany
                                Facsimile No. :  49-40-3333-3069
                                Attention:          Uta Urbaniak

COMMITMENT:                     COMMERZBANK AG, BREMEN BRANCH
$50,000,000

PERCENTAGE:                     By /s/ WOLFGANG SCHMIDT   KLAUS JACKWERT
13.9%                             --------------------------------------------
                                Name:  Wolfgang Schmidt   Klaus Jackwert
                                Title: Senior V.P.        Senior V.P.

                                Address:  Schusselkorb 5-11
                                           28195 Bremen
                                           Germany
                                Facsimile No.  494213633188
                                Attention: Wolfgang Schmidt

COMMITMENT:                     HYPOVEREINSBANK IRELAND, DUBLIN
$30,000,000
PERCENTAGE:                     By /s/ DIETER HEUSEL
8.3%                               --------------------------------------------
                                Name:  Dieter Heusel
                                Title: Director

                                By: /s/ ANNE BARRY
                                   --------------------------------------------
                                Name: Anne Barry
                                Title: Accounting Manager

                                Address:          International House
                                                  3 Harbourmaster Place
                                                  IFSC, Dublin 1, Ireland

                                 Facsimile No.  353-1-6054-107
                                 Attention:     Monika Voss/Deidre Canavan

COMMITMENT:                     LANDESBANK SCHLESWIG-HOLSTEIN
$25,000,000                     GIROZENTRALE
PERCENTAGE:
6.9%                            By /s/ PETER KUHNEL
                                  --------------------------------------------
                                Name:    Peter Kuhnel
                                Title:   Vice President

                                By: /s/ DORK BERKENBUSCH
                                  --------------------------------------------
                                Name:    Dork Berkenbusch
                                Title:   Assistant Vice President

                                Address:  Martensdamm 6
                                          D-24103 Kiel
                                          Germany

                                Facsimile No.  49-431-900-1130
                                Attention:        254 Shipping/Dork Berkenbusch

COMMITMENT:                     NEDSHIP BANK (AMERICA) N.V.
$25,000,000
PERCENTAGE:                     By /s/ RICHARD J.L. VAN HEEL
6.9%                              --------------------------------------------
                                Name: Richard J.L. van Heel
                                Title: Managing Director

                                Address: Zeelandia Office Park
                                         Kaya W.F.G. Mensing 14
                                         P.O. Box 3107
                                         Curacao
                                         Netherlands Antilles
                                Facsimile No.  599 9 4652 366
                                Attention: Loan Administrator

COMMITMENT:                     LANDESBANK HESSEN-THURINGEN
$20,000,000                     GIROZENTRALE
PERCENTAGE:
5.6%                            By /s/ GERHARD WINKLMEIER
                                  --------------------------------------------
                                Name:    Gerhard Winklmeier
                                Title:   Assistant Vice President

                                By: /s/ NORBERT SCHUSTER
                                  --------------------------------------------
                                Name:    Norbert Schuster
                                Title:   Senior Vice President

                                Address:          Main Tower
                                                  Neue Mainzer Strasse 52-58
                                                  60311 Frankfurt am Main
                                                  Germany
                                Facsimile No.  49 69 9132 4392
                                Attention:     Asset Finance/Christina Franke

COMMITMENT:                     LANDESBANK SAAR GIROZENTRALE
$10,000,000
PERCENTAGE:                     By  /s/ WOBIDO                 AUGUSTIN
2.8%                               --------------------------------------------
                                Name:   Wobido                 Augustin
                                Title: Senior Vice President  Vice President

                                Address:          Ursulinenstr. 2-8
                                                  66111 Saarbrucken
                                                  Germany
                                Facsimile No.  49-681-383-1208 or 1234
                                Attention:        Ms. Warken and Mr. Augustin

SCHEDULE I

                               DISCLOSURE SCHEDULE

ITEM 6.10 (B):  VESSELS

                VESSEL                                      OWNER                                   FLAG
---------------------------------------- --------------------------------------------- -------------------------------
Sovereign of the Seas                    Sovereign of the Seas Shipping, Inc.          Norwegian
---------------------------------------- --------------------------------------------- -------------------------------
Nordic Empress                           Nordic Empress Shipping Inc.                  Liberia
---------------------------------------- --------------------------------------------- -------------------------------
Monarch of the Seas                      Monarch of the Seas Inc.                      Liberia
---------------------------------------- --------------------------------------------- -------------------------------
Majesty of the Seas                      Majesty of the Seas Inc.                      Norwegian
---------------------------------------- --------------------------------------------- -------------------------------
Grandeur of the Seas                     Grandeur of the Seas Inc.                     Norwegian
---------------------------------------- --------------------------------------------- -------------------------------
Rhapsody of the Seas                     Rhapsody of the Seas Inc.                     Liberia
---------------------------------------- --------------------------------------------- -------------------------------
Enchantment of the Seas                  Enchantment of the Seas Inc.                  Norwegian
---------------------------------------- --------------------------------------------- -------------------------------
Vision of the Seas                       Vision of the Seas Inc.                       Liberia
---------------------------------------- --------------------------------------------- -------------------------------
Voyager of the Seas                      Voyager of the Seas Inc.                      Liberia
---------------------------------------- --------------------------------------------- -------------------------------
Horizon                                  Fantasia Cruising Inc.                        Liberia
---------------------------------------- --------------------------------------------- -------------------------------
Zenith                                   Zenith Shipping Corp.                         Liberia
---------------------------------------- --------------------------------------------- -------------------------------
Century                                  Blue Sapphire Marine Inc.                     Liberia
---------------------------------------- --------------------------------------------- -------------------------------
Galaxy                                   Esker Marine Shipping Inc.                    Liberia
---------------------------------------- --------------------------------------------- -------------------------------
Mercury                                  Seabrook Maritime Inc.                        Panamanian
---------------------------------------- --------------------------------------------- -------------------------------
Millennium                               Millennium Inc.                               Liberia
---------------------------------------- --------------------------------------------- -------------------------------
Explorer of the Seas                     Explorer of the Seas Inc.                     Liberia
---------------------------------------- --------------------------------------------- -------------------------------


ITEM 6.11:  SUBSIDIARIES

---------------------------------------------------------------------------- -----------------------------------------
                            NAME OF SUBSIDIARY                                     JURISDICTION OF ORGANIZATION
---------------------------------------------------------------------------- -----------------------------------------
Song of Norway Inc.                                                          Liberia
---------------------------------------------------------------------------- -----------------------------------------
Nordic Prince Inc.                                                           Liberia
---------------------------------------------------------------------------- -----------------------------------------
Sun Viking Inc.                                                              Liberia
---------------------------------------------------------------------------- -----------------------------------------
Song of America Inc.                                                         Liberia
---------------------------------------------------------------------------- -----------------------------------------
Sovereign of the Seas Shipping Inc. *                                        Liberia
---------------------------------------------------------------------------- -----------------------------------------
Viking Serenade Inc.                                                         Liberia
---------------------------------------------------------------------------- -----------------------------------------
Nordic Empress Shipping Inc. *                                               Liberia
---------------------------------------------------------------------------- -----------------------------------------
Majesty of the Seas Inc. *                                                   Liberia
---------------------------------------------------------------------------- -----------------------------------------
Monarch of the Seas Inc. *                                                   Liberia
---------------------------------------------------------------------------- -----------------------------------------
Admiral Management Inc.                                                      Liberia
---------------------------------------------------------------------------- -----------------------------------------
GG Operations Inc.                                                           Delaware
---------------------------------------------------------------------------- -----------------------------------------
Island for Science Inc.                                                      Indiana
---------------------------------------------------------------------------- -----------------------------------------
Royal Caribbean Management Inc.                                              Liberia
---------------------------------------------------------------------------- -----------------------------------------
Labadee Investments Ltd.                                                     Cayman Islands
---------------------------------------------------------------------------- -----------------------------------------
Societe Labadee Nord, S.A.                                                   Haiti
---------------------------------------------------------------------------- -----------------------------------------
Royal Caribbean Cruise Line A/S                                              Norway
---------------------------------------------------------------------------- -----------------------------------------
Royal Caribbean Merchandise Inc.                                             Florida
---------------------------------------------------------------------------- -----------------------------------------
Eastern Steamship Lines Inc.                                                 Liberia
---------------------------------------------------------------------------- -----------------------------------------
Grandeur of the Seas Inc. *                                                  Liberia
---------------------------------------------------------------------------- -----------------------------------------




---------------------------------------------------------------------------- -----------------------------------------
Enchantment of the Seas Inc. *                                               Liberia
---------------------------------------------------------------------------- -----------------------------------------
Rhapsody of the Seas Inc. *                                                  Liberia
---------------------------------------------------------------------------- -----------------------------------------
Vision of the Seas Inc. *                                                    Liberia
---------------------------------------------------------------------------- -----------------------------------------
Voyager of the Seas Inc. *                                                   Liberia
---------------------------------------------------------------------------- -----------------------------------------
Explorer of the Seas Inc.*                                                   Liberia
---------------------------------------------------------------------------- -----------------------------------------
Radiance of the Seas Inc.                                                    Liberia
---------------------------------------------------------------------------- -----------------------------------------
Celebrity Cruise Lines Inc.                                                  Cayman Islands
---------------------------------------------------------------------------- -----------------------------------------
Celebrity Cruises Holdings Inc.                                              Liberia
---------------------------------------------------------------------------- -----------------------------------------
Cruise Mar Shipping Holdings Ltd.                                            Liberia
---------------------------------------------------------------------------- -----------------------------------------
Seabrook Maritime Inc. *                                                     Liberia
---------------------------------------------------------------------------- -----------------------------------------
Esker Marine Shipping Inc. *                                                 Liberia
---------------------------------------------------------------------------- -----------------------------------------
Blue Sapphire Marine Inc. *                                                  Liberia
---------------------------------------------------------------------------- -----------------------------------------
Fantasia Cruising Inc. *                                                     Liberia
---------------------------------------------------------------------------- -----------------------------------------
Cruise Mar Investment Inc.                                                   Liberia
---------------------------------------------------------------------------- -----------------------------------------
Universal Cruise Holdings Limited                                            British Virgin Islands
---------------------------------------------------------------------------- -----------------------------------------
Celebrity Cruises Inc.                                                       Liberia
---------------------------------------------------------------------------- -----------------------------------------
Fourth Transoceanic Shipping Company Limited                                 Liberia
---------------------------------------------------------------------------- -----------------------------------------
Zenith Shipping Corp. *                                                      Liberia
---------------------------------------------------------------------------- -----------------------------------------
Mediterranean Blue Sea Holdings Ltd.                                         Liberia
---------------------------------------------------------------------------- -----------------------------------------
Celebrity Cruises (Management) Inc.                                          Liberia
---------------------------------------------------------------------------- -----------------------------------------
Cruceros Celebrity S.L.                                                      Spain
---------------------------------------------------------------------------- -----------------------------------------
Celebrity Travel S.L.                                                        Spain
---------------------------------------------------------------------------- -----------------------------------------
Celebrity Cruises (France) SARL                                              France
---------------------------------------------------------------------------- -----------------------------------------
Celebrity Croisieres S.A.                                                    Switzerland
---------------------------------------------------------------------------- -----------------------------------------
Celebrity Cruises (Hellas) Ltd.                                              Greece
---------------------------------------------------------------------------- -----------------------------------------
Celebrity Crociere (Italia) SRL                                              Italy
---------------------------------------------------------------------------- -----------------------------------------
Celebrity Cruises (UK) Ltd.                                                  U.K.
---------------------------------------------------------------------------- -----------------------------------------
Atlantic Maritime Recruitment Inc.                                           Liberia
---------------------------------------------------------------------------- -----------------------------------------
Infinity Inc.                                                                Liberia
---------------------------------------------------------------------------- -----------------------------------------
Millennium Inc.*                                                             Liberia
---------------------------------------------------------------------------- -----------------------------------------
Royal Celebrity Tours Inc.                                                   Delaware
---------------------------------------------------------------------------- -----------------------------------------
White Sands, Inc.                                                            Liberia
---------------------------------------------------------------------------- -----------------------------------------
Silver Oak Investments Corporation                                           Liberia
---------------------------------------------------------------------------- -----------------------------------------
Odysseus Reiser GMBH                                                         Germany
---------------------------------------------------------------------------- -----------------------------------------


* Shipowning companies

                                   SCHEDULE II

                               UNUSED FEE SCHEDULE



Closing Date - March 31, 2001                                20bp

April 1, 2001 - June 30, 2001:

o   0%-50% of Commitment Amount                              20bp

o   50.1%-100% of Commitment Amount                          25bp

July 1, 2001 - September 30, 2001                            20bp

October 1, 2001 - December 30, 2001                          25bp

                                                                       EXHIBIT A

                                  FORM OF NOTE



$----------------                                            -------- ---, -----

                                                          ----------, ----------

         FOR VALUE RECEIVED, the undersigned, Royal Caribbean Cruises Ltd., a Liberian corporation (the "Borrower"), promises to pay to the order of ___________________________________ (the "LENDER") on __________, ____ the
principal sum of _______________________________________ DOLLARS ($__________)
or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of December 20, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower, KREDITANSTALT FUR WIEDERAUFBAU, as Administrative Agent, and the various financial institutions (including the Lender) as are, or shall from time to time become, parties thereto.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent.

         This Note is a Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         All Loans in respect of the relevant Borrowing made by the Lender to the Borrower under the Credit Agreement and all payments of principal hereof by the Borrower to the Lender shall be recorded by the Lender and endorsed on the Schedule attached hereto (and any continuation thereof); PROVIDED that the failure by the Lender to set forth such Loans, payments and other information on such Schedule shall not in any manner affect the obligation of the Borrower to repay such Loans in accordance with the terms thereof.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. THIS NOTE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                    ROYAL CARIBBEAN CRUISES LTD.

WITNESS:

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                                           SCHEDULE TO EXHIBIT A

                          LOANS AND PRINCIPAL PAYMENTS


------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
                                                       Amount of         Unpaid
                      Amount of     Interest Period    Principal        Principal                      Notation Made
      Date            Loan Made                          Repaid          Balance           Total             By
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

                                                                       EXHIBIT B

                                BORROWING REQUEST

Kreditanstalt fur Wiederaufbau
Palmengartenstrasse 5-9
D-60325 Frankfurt am Main
Federal Republic of Germany

Attention:                 [Name]
                           [Title]

                          ROYAL CARIBBEAN CRUISES LTD.

Gentlemen and Ladies:

         This Borrowing Request is delivered to you pursuant to SECTION 2.3 of the Credit Agreement, dated as of December 20, 2000 (together with all amendments, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Royal Caribbean Cruises Ltd., a Liberian corporation (the "Borrower"), certain financial institutions and Kreditanstalt fur Wiederaufbau, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that Loans be made in the aggregate principal amount of $_____ on ___________, _____ having an Interest Period of months .

         The Borrower hereby acknowledges that, pursuant to SECTION 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans (before and after giving effect thereto and to the application of the proceeds therefrom), all statements set forth in SECTION 5.2.1 are true and correct in all material respects.

         The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

         Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                                 Person to be Paid
Amount to be                     -----------------          Name, Address, Etc.
Transferred                Name                Account No.  of Transferee Bank
-----------                ----                ----------   ------------------

$
 -----------           ------------------  --------------- --------------------

                                                           ---------------------
                                                           Attention:
                                                           ---------------------

$
 -----------           ------------------  --------------- --------------------

                                                           ---------------------
                                                           Attention:
                                                           ---------------------
Balance of                 The Borrower
such proceeds                               --------------  -------------------

                                                           ---------------------
                                                           Attention:
                                                           ---------------------

         The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, _____.

                                         ROYAL CARIBBEAN CRUISES LTD.

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT C

                             INTEREST PERIOD NOTICE

Kreditanstalt fur Wiederaufbau
Palmengartenstrasse 5-9
D-60325 Frankfurt am Main
Federal Republic of Germany

Attention:        [Name]
                  [Title]

                          ROYAL CARIBBEAN CRUISES LTD.

Gentlemen and Ladies:

         This Interest Period Notice is delivered to you pursuant to SECTION 2.4 of the Credit Agreement, dated as of December 20, 2000 (together with all amendments, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Royal Caribbean Cruises Ltd., a Liberian corporation (the "BORROWER"), certain financial institutions and Kreditanstalt fur Wiederaufbau, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on , 20 , the presently outstanding principal amount of the Loans of each Lender originally made on , 2001, to be continued as Loans having an Interest Period of _____ months.

         The Borrower has caused this Interest Period Notice to be executed and delivered by its Authorized officer this __________ day of ___________, 20____.


                                            ROYAL CARIBBEAN CRUISES LTD.

                                            By:
                                                -------------------------------
                                                Title:

                                                                     EXHIBIT D-1

                  [Form of Opinion of Counsel to the Borrower]

                              _______________, 2000

To the Lenders party to the
   Credit Agreement referred to
   below and to Kreditanstalt fur Wiederaufbau as Administrative Agent

Gentlemen:

         I am the General Counsel of Royal Caribbean Cruises Ltd. ("RCCL") and have acted in that capacity in connection with the Credit Agreement dated as of December 20, 2000 (the "Credit Agreement") between RCCL, the Lenders referred to therein and Kreditanstalt fur Wiederaufbau, as Administrative Agent.

         In connection with the opinions expressed herein, I have examined originals or copies certified or otherwise identified to my satisfaction of such agreements, documents, certificates, and other statements of such governmental officials and corporate officers and other representatives of the corporations referred to herein and other papers as I have deemed relevant and necessary as a basis for such opinions. In making such examinations I have assumed the genuineness of all signatures and the conformity with the originals of all documents submitted to me as copies. As to facts material to my opinion, I have relied on the representations, warranties and statements made in or pursuant to the Credit Agreement and the other documents referred to herein and upon certificates of public officials and certificates and other written or oral statements of officers and other representatives of the corporations named herein.

         Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

         Based on the foregoing and subject to the qualifications and exceptions expressed herein, it is my opinion that:

                  (i) no registration or other official action in the State of Florida is required in order to render the Credit Agreement or any of the other Loan Documents enforceable against RCCL; and

                  (ii) to the extent that their respective incomes are excludable from United States Income Taxation pursuant to Section 883 of the Internal Revenue Code, none of RCCL and its Principal Subsidiaries is, or under current law will be, taxable on its income under the Revenue Code of the State of Florida. In addition, RCCL is not required, as a matter of the law of the State of Florida, to withhold income tax with respect to any interest or principal payments it is or may be required to make under the Loan Documents.



                                      D-1-1

The opinions expressed above are subject to the following further qualifications: (i) the effect on the enforceability of the Loan Documents of insolvency, bankruptcy, moratorium, or reorganization laws or other similar laws affecting generally the enforcement of creditors' rights, (ii) general principles of public policy and of equity, (iii) the possibility that certain provisions of the agreements may not be specifically enforceable due to the effect of certain laws, equitable principles and judicial decisions, (iv) no opinion is expressed herein as to the choice of law provisions contained in the Loan Documents, (v) no opinion is expressed herein as to the necessity of any of the Lenders to be qualified to do business in the State of Florida or to make any filings in connection therewith and (vi) no opinion is expressed herein as to laws other than the laws of the State of Florida.

         This opinion is solely for the benefit of the Lenders and the Administrative Agent and, except for counsel to the Lenders in connection with this transaction, is not to be relied on by any other person.

Very truly yours,




                                     D-1-2

                                                                     EXHIBIT D-2

              [Form of Opinion of Liberian Counsel to the Borrower]

                              ______________, 2000

To the Lenders party to the
  Credit Agreement referred to
  below and to Kreditanstalt fur Wiederaufbau, as Administrative Agent

Gentlemen:

         We have acted as legal counsel on matters of Liberian law to Royal Caribbean Cruises Ltd., a Liberian corporation (the "Borrower"), in connection with (a) a Credit Agreement dated as of December 20, 2000 (the "Credit Agreement") and made between (1) the Borrower, (2) the Lenders (as defined therein) as several lenders, and (3) Kreditanstalt fur Wiederaufbau (the "Administrative Agent") in respect of a term loan facility in the maximum aggregate amount of $360,000,000, and (b) the Notes in respect of the initial Borrowing referred to in the Credit Agreement (collectively, together with the Credit Agreement, the "Documents").

         With reference to the Documents you have asked for our opinion on the matters set forth below. In rendering this opinion we have examined executed copies of the Documents. We have also examined originals or photostatic copies or certified copies of all such agreements and other instruments, certificates by public officials and certificates of officers of the Borrower as are relevant and necessary and relevant corporate authorities of the Borrower. We have assumed with your approval, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies, the power, authority and legal right of the parties to the Documents other than the Borrower to enter into and perform their respective obligations under each of the Documents and the due authorization of the execution of the Documents by all parties thereto other than the Borrower. We have further assumed the due execution and delivery of each of the Documents, due compliance with all matters of, and the validity and enforceability of the Documents, under the respective laws governing each of the Documents other than the laws of the Republic of Liberia, in respect of which we are opining.

         As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of public officials and of officers or representatives of the Borrower.

         We are attorneys admitted to practice in the State of New York and do not purport to be experts in the laws of any other jurisdiction. Insofar as our opinion relates to the law of the Republic of Liberia, we have relied on opinions of counsel in Liberia rendered in transactions which we consider to afford a satisfactory basis for such opinion, and upon our independent examinations of the Liberian Corporation Act of 1948 (Chapter 1 of Title 4 of the Liberian Code of Laws of 1956, effective March 1, 1958 as amended to July,
1973), the Liberian Business



                                     D-2-1

Corporation Act of 1976 (Part 1 of Title V of the Liberian Code of Laws (Revised) of 1976, effective January 2, 1977) and the Liberian Maritime Law (Chapter 3 of Title 22 of the Liberian Code of Laws as amended) as contained in pamphlets delivered to us by Liberian Corporation Services Inc. (who have today advised us that to the best of their knowledge such laws remain in effect on the date hereof) and our knowledge and interpretation of analogous laws in the United States. We express no opinion as to the laws of any other jurisdiction by which any of the Documents are expressed to be governed, and we have assumed with your approval that each of the Documents is valid, legally binding and enforceable under the law by which it is expressed to be governed. In rendering our opinion as to the valid existence in good standing of the Borrower, we have relied on the Certificate of Good Standing issued by order of the Minister of Foreign Affairs of the Republic of Liberia on ____________, ______.

         Based upon and subject to the foregoing and having regard to the legal considerations which we deem relevant, we are of the opinion that, insofar as Liberian law is concerned:

1. The Borrower is a corporation duly incorporated, validly existing under the aforementioned Business Corporation Act and in good standing under the laws of the Republic of Liberia and has full power to enter into and perform its obligations under the Documents;

2. The Borrower has full right, power and authority to enter into, execute and deliver the Documents and to perform each and all of the matters and things provided for therein;

3. Each of the Documents has been executed and delivered by a duly authorized signatory of the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms;

4. Neither the execution of, nor the performance of its obligations under, any of the Documents by the Borrower will contravene any existing applicable law, regulation or restrictions of the Republic of Liberia and no consents or approvals of, or exemptions by any Liberian governmental or public bodies and authorities are required in connection with the execution and delivery by the Borrower of the Documents;

5. Neither the execution nor delivery of any of the Documents, nor the transactions contemplated therein, nor compliance with the terms and conditions thereof, will contravene any provisions of Liberian law or regulation or violate any provisions of the Articles of Incorporation or the Bylaws of the Borrower;

6. It is not necessary to file, record or register any of the Documents or any instrument relating thereto or effect any other official action in any public office or elsewhere in the Republic of Liberia to render any such document enforceable against the Borrower;

7. Assuming that no more than 25% of the total combined voting power and no more than 25% of the total value of the outstanding equity stock of the Borrower is owned, directly or indirectly, by persons resident in Liberia and that the Borrower does not engage in Liberia in the pursuit of gain or profit with a degree of continuity or regularity, the



                                     D-2-2

         Borrower is not required or entitled under any existing applicable law or regulation of the Republic of Liberia to make any withholding or deduction in respect of any tax or otherwise from any payment which it is or may be required to make under any of the Documents;

8. Assuming none of the Documents having been executed in Liberia, no stamp or registration or similar taxes or charges are payable in the Republic of Liberia in respect of any of the Documents or the enforcement thereof in the Courts of Liberia other than (i) customary court fees payable in litigation in the Courts of Liberia and (ii) nominal documentary stamp taxes if the Documents are ever submitted to a Liberian court;

9. Assuming that the shares of the Borrower and the Principal Subsidiaries are not owned, directly or indirectly, by the Republic of Liberia or any other sovereign under Liberian law, neither the Borrower nor any of the Principal Subsidiaries nor the property or assets of any of them (including in the case of the Principal Subsidiaries any of the Vessels and their earnings and insurances and requisition compensation) is immune from the institution of legal proceedings or the obtaining or execution of a judgment in the Republic of Liberia; and

10. Under Liberian law the choice by the Borrower of the law of the State of New York to govern the Credit Agreement and the Notes is a valid choice of law and the irrevocable submission thereunder by the Borrower to the jurisdiction of the Supreme Court of the State of New York for the County of New York and for the United States District Court for the Southern District of New York is a valid submission to such courts. In the event a judgment of such courts against the Borrower was obtained after service of process in the manner specified in the Credit Agreement, the same would be enforced by the courts of the Republic of Liberia without further review on the merits unless: (i) the judgment was obtained by fraud; or (ii) the judgment was given in a manner contrary to natural justice or the judgment was given in a manner contrary to the public policy of the Republic of Liberia; or (iii) the judgment was in a case in which the defendant did not appear or in which an authorized person did not appear in such defendant's behalf; or (iv) the judgment was not for a specific ascertained sum of money; or (v) the judgment was not final and conclusive in accordance with the laws of the jurisdiction in which the judgment was obtained.

We qualify our opinion to the extent that (i) the enforceability of the rights and remedies provided for in the Documents (a) may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors' rights and (b) is subject to general principles of public policy and equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or similar principles, and (ii) while there is nothing in the laws of the Republic of Liberia that prohibits a Liberian corporation from submitting to the jurisdiction of a forum other than Liberia, the enforceability of such submission to jurisdiction provisions is not dependent upon Liberian law and such provisions may not be enforceable under the laws of a particular jurisdiction.



                                     D-2-3

         This opinion is issued solely for the benefit of the Lenders and the Administrative Agent, may be relied upon solely by the Lenders and the Administrative Agent in connection with the transaction described herein and, except for counsel to the Lenders in connection with this transaction, and is not to be made available to, or relied upon by, any other person, firm or entity.

                                                              Very truly yours,






                                     D-2-4

                                                                       EXHIBIT E

         To the Lenders party to the Credit
         Agreement and to Kreditanstalt Fur Wiederaufbau as Administrative Agent referred to below.

         Re: ROYAL CARIBBEAN CRUISES LTD.

         Gentlemen and Ladies:

                  This letter is furnished to you in connection with the Credit Agreement, dated as of December 20, 2000 (the "CREDIT AGREEMENT"), between Royal Caribbean Cruises Ltd., a Liberian corporation (the "Borrower"), the Lenders referred to therein and Kreditanstalt Fur Wiederaufbau, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

                  We have acted as counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Credit Agreement and the Notes in respect of the initial Borrowing, and we have participated in the closing held in connection with the making of the Loan on the date hereof.

                  In that regard, we have examined executed counterparts of the Credit Agreement, dated December 20, 2000 and the Notes in respect of the initial Borrowing, dated _______, 2001 (collectively, the "SUBJECT DOCUMENTS"). We have also examined the legal opinions contained in the opinion letters listed on ATTACHMENT 1 hereto, each dated as of the date hereof, which were delivered to you on the date hereof.

                  In our examination of the Subject Documents and the opinion letters listed on ATTACHMENT 1, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals or copies of originals, the conformity with the originals of all such documents submitted to us as copies and the due execution and delivery thereof by each party thereto pursuant to due authorization(corporate and otherwise) and with all requisite corporate powers.

                  As to the questions of fact relevant to this opinion, we have, with your approval and without independent investigation, assumed the accuracy of the representations and warranties contained in the Loan Documents and contained in the certificates of officers and representatives of the Borrower and of public officials, copies of which are being delivered to you on the date hereof. To the extent that our opinions expressed below involve conclusions as to the matters set forth in the opinion letters listed on ATTACHMENT

         1, we have, with your approval and without independent investigation, assumed the correctness of the matters and opinions set forth in such opinion letters, our opinions being subject to the assumptions, qualifications and limitations set forth in such opinion letters.

                  Based upon the foregoing examination of documents and assumptions and upon such other investigations as we have deemed necessary, we are of the opinion that each of the Subject Documents executed and delivered by the Borrower constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  Our opinion set forth above is subject to the following qualifications:

                  a) Our opinion is limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

                  b) Our opinion is limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws affecting creditors' rights generally, and (ii) the effect of general principles of public policy and of equity (regardless of whether considered in a proceeding in equity and or at law).

                  c) Our opinion above is also subject to the effect of certain laws, equitable principles and judicial decisions that may limit the enforceability of certain provisions of the Loan Documents, although such limitations do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the benefits afforded thereby.

                  d) We express no opinion as to the effect of the law of any jurisdiction (other than the State of New York) wherein the Lender may be located or where in enforcement of the Credit Agreement or the Notes in respect of initial Borrowingmay be sought which limits the rates of interest legally chargeable or collectible.

                  This opinion letter is being furnished to you solely for your use and that of the Lenders in connection with the transactions contemplated by the Credit Agreement. No other use or distribution of this opinion letter may be made without our prior written consent. This opinion letter is limited strictly to matters stated herein and is not to be read as extending by implication to any matter not specifically referred to herein. This opinion letter is based on states of law, documentation and fact as they exist on the date hereof, and we do not undertake to advise you of any changes that hereafter may be brought to our attention.

                                                     Very truly yours,

                                                                       EXHIBIT F

                           LENDER ASSIGNMENT AGREEMENT

To:      Royal Caribbean Cruises, Ltd.

To:      Kreditanstalt fur Wiederaufbau,
         as the Administrative Agent

                          ROYAL CARIBBEAN CRUISES LTD.

Gentlemen and Ladies:

         We refer to CLAUSE (B) of SECTION 11.11.1 of the Credit Agreement, dated as of December 20, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among Royal Caribbean Cruises, Ltd., a Liberian corporation (the "BORROWER"), the various financial institutions (the "LENDERS") as are, or shall from time to time become, parties thereto, and Kreditanstalt fur Wiederaufbau, as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

This agreement is delivered to you pursuant to CLAUSE (B) of SECTION 11.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to CLAUSE (A) of SECTION 11.11.1 of the Credit Agreement, of the assignment and delegation to __________________________ (the "Assignee") of __% of the Loans and Commitment of (the "ASSIGNOR") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

         Pursuant to SECTION 11.11 of the Credit Agreement, an assignment fee of $1,000 shall be payable by the Assignor to the Administrative Agent upon the effectiveness of any such assignment (including, but not limited to, an assignment by a Lender to another Lender).

         The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitment and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Administrative Agent.

         Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent

                  (a)      the Assignee

                           (i) shall be deemed automatically to have become a
                  party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof;

                           (ii) agrees to be bound by the terms and conditions
                  set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

                  (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

         The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Administrative Agent the processing fee referred to in SECTION 11.11.1 of the Credit Agreement upon the delivery hereof.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment and requests the Administrative Agent to acknowledge receipt of this document:

                  (A)               Address for Notices:

                                            Institution Name:

                                            Attention:

                                            Domestic Office:

                                            Telephone:

                                            Facsimile:

                                            Telex (Answerback)

                                            LIBOR Office:

                                            Telephone:

                                            Facsimile:

                                            Telex (Answerback):

                  (B)               Payment Instructions:

         The Assignee agrees to furnish the tax form required by last paragraph of SECTION 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Administrative Agent.

         This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

ADJUSTED PERCENTAGE                          [ASSIGNOR]

   Commitment
      and
      Loans:                     %
                       ---------

                                             By:
                                                -------------------------------
                                                Title:

 PERCENTAGE                                 [ASSIGNEE]

   Commitment
      and
      Loans:                     %
                       ---------

                                             By:
                                                -------------------------------
                                                Title:


Accepted and Acknowledged this
___ day of ___________, _____.

KREDITANSTALT FUR WIEDERAUFBAU,
     as Administrative Agent

By:
   -----------------------------------
   Title:

                                                                       EXHIBIT G

                         FORM OF ADDED LENDER AGREEMENT

Date: ___________________
Kreditanstalt fur Wiederaufbau
  as Administrative Agent
D-60325 Frankfurt am Main
Federal Republic of Germany

Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida  33132

Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of December 20, 2000 (as amended, restated, modified, supplemented or renewed from time to time, the "CREDIT AGREEMENT") among Royal Caribbean Cruises Ltd. (the "Borrower"), the Lenders referred to therein, and Kreditanstalt fur Wiederaufbau, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

         This Added Lender Agreement is made and delivered pursuant to SECTION
2.7 of the Credit Agreement.

         Subject to the terms and conditions of SECTION 2.7 of the Credit Agreement, _________________________ (the "ADDED LENDER") will become a party to the Credit Agreement as a Lender, with a Commitment equal to $___________, on the Increased Commitment Date applicable to it. The Added Lender hereby confirms and agrees that with effect on and after such Increased Commitment Date, the Added Lender shall be and become a party to the Credit Agreement as a Lender and have all of the rights and be obligated to perform all of the obligations of a Lender thereunder with a Commitment in the amount set forth above.

         Effective on the Increased Commitment Date applicable to it, the Added Lender (i) accepts and assumes from the assigning Lenders, without recourse, such assignment of Loans as shall be necessary to effectuate the adjustments in the Percentages of the Lenders contemplated by SECTION 2.7 of the Credit Agreement, and (ii) agrees to fund on such Increased Commitment Date such assumed amounts of Loans to the Administrative Agent for the account of the assigning Lenders in accordance with the provisions of the Credit Agreement, in the amount notified to the Added Lender by the Administrative Agent.

         The following administrative details apply to the Added Lender:

         (A)      LENDING OFFICE(S):

                  Lender name:
                                            -----------------------------------
                  Address:
                                            -----------------------------------

                  Attention:
                                            -----------------------------------
                  Telephone:                (    )
                                            -----------------------------------
                  Facsimile:                (    )
                                            -----------------------------------
                  Lender name:
                                            -----------------------------------
                  Address:
                                            -----------------------------------

                  Attention:
                                            -----------------------------------
                  Telephone:                (    )
                                            -----------------------------------
                  Facsimile:                (    )
                                            -----------------------------------

         (B)      NOTICE ADDRESS:

                  Lender name:
                                            -----------------------------------
                  Address:
                                            -----------------------------------

                  Attention:
                                            -----------------------------------
                  Telephone:                (    )
                                            -----------------------------------
                  Facsimile:                (    )
                                            -----------------------------------

         (C)      PAYMENT INSTRUCTIONS:

                  Account No.:
                                            -----------------------------------
                  At:
                                            -----------------------------------

                  Reference:
                                            -----------------------------------
                  Attention:
                                            -----------------------------------

         This Added Lender Agreement shall constitute a Loan Document under the Credit Agreement. THIS ADDED LENDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, NOTWITHSTANDING ITS EXECUTION OUTSIDE SUCH STATE.

         IN WITNESS WHEREOF, the Added Lender has caused this Added Lender Agreement to be duly executed and delivered in _____________, 2001, by its proper and duly authorized officer as of the day and year first above written.

                                     [ADDED LENDER]

                                     By:
                                          -------------------------------------
                                     Title:
                                             ----------------------------------


CONSENTED TO as of                              :
                   -----------------------------

ROYAL CARIBBEAN CRUISES LTD.


By:
     --------------------------------------------
Title:
        -----------------------------------------


KREDITANSTALT FUR WIEDERAUFBAU
as Administrative Agent

By:
     --------------------------------------------
Title:
        -----------------------------------------